                                                                   EXHIBIT 10.13







                              PARCEL "PA" LEASE

                                     AND

                          LIMITED OPTION TO PURCHASE

                               by and between

                       THE ANAHEIM REDEVELOPMENT AGENCY
                                   (Agency)

                                     and

                      FIRST INTERSTATE MORTGAGE COMPANY
                                   (Lessee)

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

I.    [Section 100]         SUBJECT 0F LEASE..............................   1
      A. [Section 101]      Purpose of the Lease; Lease Appurtenant
                             to Adjacent Property.........................   1
      B. [Section 102]      The Redevelopment Plan........................   1
      C. [Section 103]      The Parking Facility; the Retail Space;
                             and the Post Office..........................   2
      D. [Section 104]      Access Easement/Lot Line Adjustment...........   3
      E. [Section l05]      Parties to the Lease..........................   4
         1. [Section l06]   Agency........................................   4
         2. [Section l07]   Lessee........................................   4

II.   [Section 200]         LEASE OF THE PARKING FACILITY.................   4
      A. [Section 201]      Lease.........................................   4
      B. [Section 202]      Term of the Lease.............................   4
      C. [Section 203]      Memorandum of Lease...........................   5

III.  [Section 300]         RENT..........................................   5
      A. [Section 301]      Annual Rent for the Parking Facility..........   5
         l.  [Section 302]  First Eighteen Lease Years of Term............   5
         2.  [Section 303]  Final Twenty-Five Lease Years of Term.........   5
         3.  [Section 304]  Payment of Fixed Annual Rent-Parking Facility.   7
      B. [Section 305]      Additional Rent for the Parking Facility......   7
      C. [Section 306]      Additional Rent vis Associations..............   8
      D. [Section 307]      Net Lease.....................................   9
      E. [Section 308]      Delinquency in Rental Payment; Collection
                             of Rents.....................................  10

IV.   [Section 400]         USE AND OPERATION OF THE PARKING FACILITY.....  11
      A. [Section 401]      Use of the Parking Facility...................  11
      B. [Section 402]      Management of the Parking Facility............  11
      C. [Section 403]      Limitations on Use of the Parking Facility....  12
         1. [Section 404]   Cancellation of Insurance; Increase in
                             Insurance Rates..............................  12
         2. [Section 405]   Compliance with Laws..........................  13
         3. [Section 406]   Waste; Nuisance...............................  13
         4. [Section 407]   Overloading...................................  13

      D. [Section 408]      Obligation to Refrain from Discrimination.....  13
      E. [Section 409]      Form of Nondiscrimination and Nonsegregation
                             Clauses......................................  14

                                                                           PAGE
                                                                           ----

      F. [Section 410]      Rights of Access - Public Improvements
                             and Facilities...............................  15
      G. [Section 411]      Quiet Enjoyment...............................  15
      H. [Section 412]      Subject to Reciprocal Easement Agreement......  15
      I. [Section 413]      Use of the Parking Facility by the Public
                             and Community Groups Without Charge..........  16
      J. [Section 414]      Expansion of the Parking Facility.............  16

V.    [Section 500]         TAXES, ASSESSMENTS AND OTHER CHARGES..........  17
      A. [Section 501]      Utilities.....................................  17
      B. [Section 502]      Impositions (Including Taxes and Assessments).  17
         1. [Section 503]   Payment Generally.............................  17
         2. [Section 504]   Payment of Impositions in Installments........  18
         3. [Section 505]   Agency Right to Cure..........................  18
         4. [Section 506]   Tax Receipts..................................  19
         5. [Section 507]   Limits of Tax Liability.......................  19
         6. [Section 508]   Permitted Contests............................  19
         7. [Section 509]   Notice of Possessory Interest; Payment
                             of Taxes and Assessments on Value of
                             Entire Property..............................  20
      C. [Section 510]      Other Liens...................................  21

VI.   [Section 600]         MAINTENANCE...................................  21
      A. [Section 601]      Maintenance and Repair of Improvements........  21
      B. [Section 602]      Accounting for Maintenance Costs..............  23

VII.  [Section 700]         ALTERATION OF PARKING FACILITY................  23

VIII. [Section 800]         DAMAGE OR DESTRUCTION.........................  24
      A. [Section 801]      Duty to Restore or Rebuild....................  24
      B. [Section 802]      Existing Condition; Construction Performance
                             and Labor and Material (Payment) Bonds;
                             Indemnification..............................  25
      C. [Section 803]      Exceptions to Duty to Restore.................  26
      D. [Section 804]      Provision of Alternate Parking................  27

IX.   [Section 900]         ASSIGNMENT, SUBLETTING, TRANSFER
                             AND ENCUMBRANCE..............................  28
      A. [Section 901]      Prohibition Against Voluntary Assignment,
                             Subletting, and Encumbering; No Fee
                             Subordination by Agency......................  28
      B. [Section 902]      Leasing of Retail Space.......................  30
      C. [Section 903]      Involuntary Assignment........................  30

X.    [Section 1000]        INDEMNIFICATION AND INSURANCE.................  31
      A. [Section 1001]     Indemnification...............................  31

                                                                           PAGE
                                                                           ----

      B. [Section 1002]     Required Insurance............................  32
      C. [Section 1003]     Definition of "Full Insurable Value"..........  33
      D. [Section 1004]     General Insurance Provisions..................  34
      E. [Section 1005]     Failure to Maintain Insurance.................  35
      F. [Section 1006]     Disposition of Insurance Proceeds Resulting
                             from Loss or Damage to Improvements..........  36

XI.   [Section 1100]        EMINENT DOMAIN................................  36
      A. [Section 1101]     Definitions vis Takings.......................  36
      B. [Section 1102]     Parties Rights and Obligations to be Governed
                             by Lease.....................................  37
      C. [Section 1103]     Total Taking..................................  37
      D. [Section 1104]     Partial Taking................................  37
      E. [Section 1105]     Effect on Fixed Annual Rent-Parking Facility..  37
      F. [Section 1106]     Waiver of CCP Section 1265.130................  38
      G. [Section 1107]     Restoration of Premises.......................  38
      H. [Section 1108]     Temporary Abatement...........................  38
      I. [Section 1109]     Award - Distribution..........................  38

XII.  [Section 1200]        DEFAULTS, REMEDIES AND TERMINATION............  39
      A. [Section 1201]     Defaults - General............................  39
      B. [Section 1202]     Legal Actions.................................  39
         l. [Section 1203]  Institution of Legal Actions..................  39
         2. [Section 1204]  Applicable Law................................  39
         3. [Section 1205]  Acceptance of Service of Process..............  39
         4. [Section 1206]  Attorney's Fees and Court Costs...............  40
      C. [Section 1207]     Rights and Remedies are Cumulative............  40
      D. [Section 1208]     Damages.......................................  40
      E. [Section 1209]     Specific Performance..........................  40
      F. [Section 1210]     Additional Remedies of Agency.................  41
      G. [Section 1211]     Remedies and Rights of Termination............  42
      H. [Section 1212]     Enforced Delay in Performance for Causes
                             Beyond Control of Party......................  44
      I. [Section 1213]     Remedies and Rights of Termination by Lessee..  44

XIII. [Section 1300]        OPTION TO PURCHASE............................  45
      A. [Section 1301]     Grant of Option...............................  45
      B. [Section 1302]     Term of Option................................  45
      C. [Section 1303]     Option Price..................................  45
      D. [Section 1304]     Condition of Title............................  46
      E. [Section 1305]     Exercise of Option............................  47
      F. [Section 1306]     Automatic Termination of Option...............  47
      G. [Section 1307]     Assignment or Encumbrance of Option...........  47

XIV.  [Section 1400]        GENERAL PROVISIONS............................  48
      A. [Section 1401]     Notices, Demands and Communications between
                             the Parties..................................  48

                                                                           PAGE
                                                                           ----

      B. [Section 1402]     Time of Essence...............................  48
      C. [Section l403]     Conflict of Interests.........................  48
      D. [Section 1404]     Nonliability of Agency Officials
                             and Employees................................  48
      E. [Section 1405]     Inspection of Books and Records...............  48
      F. [Section 1406]     No Partnership................................  49
      G. [Section 1407]     Compliance with Law...........................  49
      H. [Section 1408]     Surrender of Property.........................  49
      I. [Section 1409]     Severability..................................  49
      J. [Section 1410]     Binding Effect................................  50
      K. [Section 1411]     Captions......................................  50
      L. [Section 1412]     Approvals.....................................  50
      M. [Section 1413]     Certain Definitions...........................  50
      N. [Section 1414]     Dispute Resolution............................  51

XV.   [Section 1500]        ENTIRE AGREEMENT, WAIVERS AND AMENDMENTS......  51

ATTACHMENTS:

      1  - Legal Description of the Office Building Parcel
      2  - Plan Indicating the "Excess Area"
      3A - Form of Assumption by Assignee
      3B - Form of Assumption by Encumbrancer
      4  - List of Approved Uses of Retail Space
      5  - Form of Notice of Exercise of Option
      6  - Form of Quitclaim Deed
      7  - Arbitration Rider

                                    LEASE
                                     AND
                          LIMITED OPTION TO PURCHASE

     THIS LEASE AND LIMITED OPTION TO PURCHASE (the "Lease") is made by and between the ANAHEIM REDEVELOPMENT AGENCY, a public body, corporate and politic ("Agency"), and FIRST INTERSTATE MORTGAGE COMPANY, a California corporation ("Lessee").

I.    [Section 100]   SUBJECT OF LEASE

      A. [Section 101] PURPOSE OF THE LEASE; LEASE APPURTENANT TO ADJACENT
                       PROPERTY

      The purpose of this Lease is to provide for the lease to Lessee of the hereinafter defined Parking Facility, excluding the Retail Space (as defined in Section 103 below), for the use of the tenants and other occupants of, and visitors to, the office building located at 222 South Harbor Boulevard, Anaheim, California (the "Office Building"). The lease of the Parking Facility, and the fulfillment generally of this Lease, are consistent with and are in furtherance of the safety, morals, and welfare of the residents of the City of Anaheim, and are in accord with the public purposes and provisions of applicable federal, state and local laws and requirements.

      That certain real property on which the Office Building is situated ("Acquisition Parcel 'A'") is legally described in Attachment No. 1 attached hereto and incorporated herein by reference. This Lease is appurtenant to Acquisition Parcel "A"; there shall be, at all times during the term of this Lease, even identity between the owner of fee title to Acquisition Parcel "A" and Lessee; and this Lease shall be terminable by Agency in the event the Office Building is Abandoned or is no longer used for Office Purposes, as those terms are defined in Section 1413 below.

      B. [Section 102] THE REDEVELOPMENT PLAN

      This Lease is made in accordance with and subject to the Redevelopment Plan for Redevelopment Project Alpha (the "Redevelopment Plan") which was approved and adopted by the City Council of the City of Anaheim by Ordinance No. 3190 on July 19, 1973. The Redevelopment Plan was amended by a First Amendment to the Redevelopment Plan adopted by the City Council on July 20, 1976 by Ordinance No. 3567, again amended by a Second Amendment to the Redevelopment Plan adopted by the City Council on November 30, 1976 by Ordinance No. 3631, and further amended by a Third Amendment to the Redevelopment Plan adopted by the City Council on January 12,

1982 by Ordinance No. 4300. Said Ordinances and Redevelopment Plan, as amended, are incorporated herein by reference and made a part hereof as though fully set forth herein.

      C. [Section 103] THE PARKING FACILITY; THE RETAIL SPACE; AND THE
                       POST OFFICE

      The "Parking Facility" is that certain parking garage containing 679 parking spaces and bank drive-through tellers, all located in the airspace (herein, the "Parking Parcel") shown as Parcel 1 on Parcel Map No. 86-142 in the City of Anaheim, County of Orange, State of California (the "Parcel Map"). The "Retail Space" is that certain retail space of approximately 6,000 gross square feet located in the same structure as the Parking Facility but in the airspace shown as Parcel 8 on the Parcel Map. The "Additional Retail Space" is retail space which may in the future be constructed in the airspace shown as Parcel 9 and/or Parcel 10 on the Parcel Map. The Parking Facility currently includes portions of Parcels 9 and 10 as shown on the Parcel Map, and in the event of the construction of all of the Additional Retail Space, a total of 19 parking spaces currently located in the Parking Facility would be lost. The "Post Office" is that certain intended improvement to be located on that certain parcel of land ("Acquisition Parcel '8B'") located at the northwest corner of Broadway and Clementine Street, which parcel is adjacent to and easterly of the easterly end of the Parking Facility, and which improvement is anticipated will be leased to the United States of America for use as a U.S. Postal Service branch.

      This Lease confers no rights with regard to the airspace above the Parking Facility, nor in the Retail Space or the Post Office.

      Of the 679 parking spaces currently located in the Parking Facility, Agency reserves the right to use of 26 spaces on a non-reserved, non-designated basis for employees of tenants in the Retail Space and the Post Office. Lessee shall cause monthly parking privilege passes (in such form as Lessee or its parking operator may prescribe from time to time) for as many of said 26 spaces as may be requested by Agency or its property manager for the Retail Space to be issued, without additional charge, to employees of tenants in the Retail Space and the Post Office. Each holder of such a pass shall, as a condition to the continued right to use the same, comply with all applicable parking rules and regulations reasonably imposed on a non-discriminatory basis upon the users of the Parking Facility from time to time by Lessee or its parking operator. In addition, Lessee shall issue, without additional charge, validations (in such form as Lessee may determine from time to time) for distribution to the patrons of the Retail Space and the Post Office for 1,032 hours of transient parking each month (or for 1,239 hours per month during any period in which fees for parking in the Parking Facility are collected from the public 6 days a week, or for 1,445 hours per month during any period in which such fees are collected 7 days a week), the same being agreed to be the equivalent of full time use of 6 parking spaces. The validations shall be in 20-minute increments.

      In view of the forgoing, it is understood and agreed that there are effectively available to Lessee, for its own purposes as contemplated herein, only 647 of the parking spaces currently located in the Parking facility. In the event that all of the Additional Retail Space is constructed, Lessee would have the effective use of only 628 of the parking spaces currently located in the Parking Facility. However, in no event and at no time shall Lessee have the right to use fewer parking spaces than are then required by law for the use and occupancy of the entire Office Building for professional and general office use, with financial institution and/or retail usage of the ground floor space.

      D. [Section 104] ACCESS EASEMENT/LOT LINE ADJUSTMENT

      Lessee acknowledges that the Parking Parcel extends easterly beyond the easterly end of the Parking Facility by approximately 18 feet, more or less. The portion of the Parking Parcel lying easterly of the most easterly limit of the Parking Facility (such portion being herein referred to as the "Excess Area") is shown as the hatch-marked area on the drawing attached hereto as Attachment No. 2. Lessee agrees that it does not require the use of the Excess Area in connection with the normal use and operation of the Parking Facility; however, both Agency and Lessee acknowledge and agree that Lessee may require the occasional right of access to and use of the Excess Area for purposes of maintaining the exterior of the easterly portion of the Parking Facility and other similarly occasional needs, including the erection of such temporary scaffolding as may be appropriate under the circumstances. Accordingly, Lessee hereby consents to a lot line adjustment or other the realignment of the boundary line between the Parking Parcel and Acquisition Parcel "8B" the effect of which is to move that boundary line to any point between its current position and the most easterly extension of the Parking Facility, PROVIDED that an easement is retained over the Excess Area in form and content reasonably acceptable to Lessee. Alternatively, Lessee hereby consents to the granting of a non-exclusive easement for ingress and egress over the Excess Area for the benefit of the holder from time to time of Acquisition Parcel "8B", PROVIDED that Lessee reasonably approves the form and content of the same as not conflicting with Lessee's occasional need to gain access to and use the Excess Space.

      E. [Section 105] PARTIES TO THE LEASE

         1. [Section 106] AGENCY

      Agency is a public body, corporate and politic, exercising governmental functions and powers and organized and existing under the Community Redevelopment Law of the State of California.

      The principal office of Agency is located at 200 South Anaheim Boulevard, Anaheim, California 92805.

      "Agency," as used in this Lease, includes the Anaheim Redevelopment Agency and any assignee of or successor to its rights, powers and responsibilities.

         2. [Section 107] LESSEE

      Lessee is First Interstate Mortgage Company, a California corporation, or its assignee.

      For the purpose of this Lease, the office of Lessee is located at 633 West Fifth Street, 10th Floor, Los Angeles, California 90071.

II.   [Section 200] LEASE OF THE PARKING FACILITY

      A. [Section 201] LEASE

      For and in consideration of the payment of rents and the performance of all the conditions, covenants and agreements set forth herein, Agency hereby leases the Parking Facility to Lessee and Lessee does hereby take and lease the Parking Facility from Agency.

      B. [Section 202] TERM OF THE LEASE

      The term of this Lease (the "Term") shall be the period commencing as of July 1, 1991 (the "Commencement Date"), and expiring June 30, 2034, or on the date resulting from an earlier termination as hereinafter set forth. Agency may terminate this Lease in the event the Office Building is Abandoned or no longer used for Office Purposes, if, after ninety (90) days' written notice to Lessee of Lessor's intent to terminate this Lease for that reason, the Office Building remains abandoned or it continues not to be used for Office Purposes. The Commencement Date shall be memorialized by Lessee signing and dating a memorandum acknowledging receipt of delivery of this Lease.

      The Term, only for purposes of determination of rent and for reference to certain specific parts of the Term, shall be divided into forty-three (43) "Lease Years." Each Lease Year shall be a consecutive twelve (12) month period from July 1 through June 30 immediately following the preceding Lease Year. Lease Year 1 shall commence on July 1, 1991.

      C. [Section 203] MEMORANDUM OF LEASE

      The parties hereto shall execute and cause to recorded in the Official Records of Orange County, California a sufficient memorandum of this Lease to place all third parties on constructive notice hereof.

III.  [Section 300]  RENT

      A. [Section 301] ANNUAL RENT FOR THE PARKING  FACILITY

         1. [Section 302] FIRST EIGHTEEN LEASE YEARS OF TERM

      For the first eighteen (18) Lease Years of the Term, Lessee covenants and agrees to pay to Agency, at Agency's address set forth in Section 106 hereof or at such place or to such person as Agency may designate in writing by notice to Lessee, in such coin or currency of the United States as shall at the time of payment be legal tender far the payment of all debts, public or private, fixed annual rental for the Parking Facility (hereinafter referred to as the "Fixed Annual Rent-Parking Facility") pursuant to the following schedule:

                                                           Fixed Annual Rent
         Lease Year                                         (Per Lease Year)
         ----------                                         -----------------
         1-3, inclusive 7/1/91 - 6/30/94                       $ 63,842.00
         4-8, inclusive   7/1/94 -  6/30/99                    $128,706.00
         9-13, inclusive 7/1/99  - 6/30/04                     $l73,753.00
         14-18, inclusive 7/1/04 - 6/30/09                     $234,506.00

         2. [Section 303] FINAL TWENTY-FIVE LEASE YEARS OF TERM

      The Fixed Annual Rent-Parking Facility for Lease Years 19 through 43, inclusive, shall be determined by an appraisal process every five (5) Lease Years. The quinquennial appraisal process shall commence three (3) months prior to expiration of the preceding five (5) Lease Year period and shall proceed as follows:

            a. STEP NO. 1 - Agency and Lessee shall attempt to agree on the Fixed Annual Rent-Parking Facility for the succeeding five (5) Lease Year period. For such attempt, Agency and

Lessee shall use the same approach as would the appraiser(s) pursuant to Step No. 4 below. If Agency and Lessee cannot agree on the Fixed Annual Rent-Parking Facility for the succeeding five (5) Lease Years within ten (10) days, then Agency and Lessee shall proceed to Step No. 2.

            b. STEP NO. 2 - The Executive Director of Agency or his designee and Lessee shall attempt to agree on an M.A.I. appraiser within ten (10) days. If the Executive Director of Agency or his designee and Lessee agree on an M.A.I. appraiser within ten (10) days, then the fee of said appraiser shall be borne equally by the parties and Agency and Lessee shall proceed to Step No. 4. If the Executive Director of Agency or his designee and Lessee do not agree on an M.A.I. appraiser within ten (10) days, then Agency and Lessee shall proceed to Step No. 3.

            c. STEP NO. 3 - The Executive Director of Agency or his designee and Lessee shall each appoint, at their own cost and expense, an M.A.I. appraiser within ten (10) days. Within ten (10) days of their selection, the two (2) M.A.I. appraisers shall select a third M.A.I. appraiser. If the two
(2) M.A.I. appraisers cannot agree on a third, then the Executive Director of Agency or his designee or Lessee may apply to the Presiding Judge of the Superior Court of Orange County for the appointment of a third. The fee of the third appraiser shall be borne equally by Agency and Lessee.

            d. STEP NO. 4 - The M.A.I. appraiser(s) shall be instructed to ascertain, to the best of his or her ability, the average gross receipts per parking stall per year realized by owners and operators of comparable parking structures that were constructed without benefit of government subsidies, land write-down, etc., and that are located within a radius of ten (10) miles of the Parking Facility. The appraiser(s) is (are) to include gross receipts from parking only I.E., transient, daily, weekly, monthly parking charges) and not from ancillary services such as food or car care concessions. The appraiser(s) shall report his (her) (their) findings within thirty (30) days. If three (3) appraisers have been hired, then the average gross receipts per parking stall per year shall be the median of the three (3) findings.

      The Fixed Annual Rent-Parking Facility for Lease Years 19 through 23, inclusive, shall be the greater of: (a) $234,506.00, or (b) the product of multiplying the average gross receipts per parking stall per year as determined by the appraiser(s) by six hundred forty-seven (647) (or by such lesser number of parking spaces in the Parking Facility effectively available to Lessee if all or any portion of the Additional Retail Space has been constructed). However, in no event shall the Fixed Annual Rent-Parking Facility for Lease Years 19 through 23, inclusive, be more than $304,858.00, which represents an increase of thirty percent (30%) over the Fixed Annual Rent-Parking Facility for the immediately preceding five (5) Lease Year period. For each five (5) Lease Year period thereafter, the Fixed Annual Rent-Parking Facility shall be the greater of: (a) the Fixed Annual Rent-Parking Facility for the immediately preceding five (5) Lease Year period, or (b) the product of multiplying the average gross receipts per parking stall per year as then determined by the appraiser(s) by six hundred forty-seven (647) (or by such lesser number of parking spaces in the Parking Facility effectively available to Lessee if all or any portion of the Additional Retail Space has been constructed). However, in no event shall the Fixed Annual Rent-Parking Facility for any succeeding five (5) Lease Year period be more than one hundred thirty percent (130%) of the Fixed Annual Rent-Parking Facility for the immediately preceding five (5) Lease Year period.

         3. [Section 304] PAYMENT OF FIXED ANNUAL RENT-PARKING FACILITY

      The Fixed Annual Rent-Parking Facility shall be paid in advance in twelve (12) equal monthly rental payments by the first day of each month each Lease Year.

         B. [Section 305] ADDITIONAL RENT FOR THE PARKING FACILITY

      Lessee shall pay to Agency as additional rent ("Additional Rent") an amount equal to fifty percent (50%) of the Net Transient Income received by Lessee from the operation of the Parking Facility. As used herein, "Net Transient Income" shall mean the following:

            (i) Gross receipts (Gross Revenue) from parking by transient users (I.E., users paying on a daily or shorter basis), excluding any revenues from ancillary services, such as food or car care concessions; LESS

            (ii) All costs ("Operating Costs") incurred by Lessee in connection with operating, maintaining, repairing and preserving the Parking Facility to the full extent imposed upon Lessee under the terms of this Lease; and ALSO LESS

            (iii) The Fixed Annual Rent-Parking Facility paid by Lessee with respect to the Lease Year in question.

      Within sixty (60) days following the end of each calendar year, Lessee shall submit to Agency a statement ("Lessee's Statement") in reasonable detail showing Gross Revenues, Operating Costs, Fixed Annual Rent-Parking Facility paid, and the resulting Net Transient Income. Each Lessee's Statement shall be signed and certified to be true and complete by a responsible financial officer of Lessee. Lessee shall keep full and accurate books, accounts, records, cash receipts, and other pertinent data showing Lessee's financial operations with respect to the Parking Facility, and shall maintain the same for a period of four (4) years after the end of the calendar year to which the same pertain. Agency shall be entitled during that four (4) year period, upon reasonable notice as provided in Section 1405 below and during Lessee's normal business hours, to inspect, examine and copy, at Agency's expense, Lessee's books, accounts, records, cash receipts and other pertinent data as necessary or appropriate for the purposes of this Lease. Lessee shall cooperate fully, but without expense to it, in Agency's making the inspection and copies.

      Agency shall also be entitled, at Agency's expense, once during each calendar year, to cause an independent audit of Lessee's books, accounts, records, cash receipts, and other pertinent data for any calendar year within the previous four (4) years which has not theretofore been audited, by a firm of certified public accountants to be selected by Agency and reasonably approved by Lessee. It is specifically agreed that any one of the "big six" accounting firms, or their successors, or the accounting firm which has most recently performed the annual audit for the City of Anaheim or Agency, shall be acceptable to Lessee, but it is acknowledged that the firm of certified public accountants chosen need not come from within that group so long as the firm chosen meets with Lessee's reasonable approval. Any such audit shall be conducted during Lessee's normal business hours. If the audit shows that there is a deficiency in the payment of Additional Rent, the deficiency shall become immediately due and payable to Agency plus interest on such deficiency at the rate specified in Section 308 below. If the deficiency in Additional Rent with respect to any calendar year exceeds Three Thousand, Five Hundred Dollars ($3,500.00) and is also greater than two percent (2%) of the total Addition Rent for that calendar year, then Lessee shall reimburse Agency for the cost of Agency's audit. If Agency has not audited Lessee hereunder with respect to a particular calendar year within the specified four (4) year period, or if Agency has not advised Lessee in writing of any exceptions based upon such an audit within that four (4) year period, then Agency shall be deemed to have waived its right to redetermine the Additional Rent under this Section 305 for that calendar year.

      C. [SECTION 306] ADDITIONAL RENT VIS ASSOCIATIONS

      Pursuant to that certain Grant of Reciprocal Easements and Declaration of Conditions, Restrictions and Covenants Running with the Land for Parcel "PA/PC/G" Parking Garage (the "REA") recorded on April 4, 1989, as Instrument No. 89-173893 in the Official Records of Orange County, California, Agency, as owner of Parking

Acquisition Parcel "PA" (which includes the Parking Parcel, as defined in
Section 104 hereof), is obligated to become a member of an association of owners which, under the circumstances specified in the REA, will be responsible, among other things, for various costs and expenses relating to the Parking Facility. As a member of said association, when formed, Agency will be obligated to contribute a portion of its costs and expenses. In addition, Agency has caused Parking Acquisition Parcel "PA" to be annexed to that certain Declaration of Covenants, Conditions, Restrictions and Easements for Anaheim Center (the "CC&Rs") recorded on March 13, 1990, as Instrument No. 91-246941 in the Official Records of Orange County, California, as amended by that certain First Amendment thereto recorded on May 20, 1991, as Instrument No. 91-246941 in the Official Records of Orange County, California. Pursuant to the CC&Rs, Agency, as owner of Parking Acquisition Parcel "PA", will become a member of another association, when formed, which association will be responsible (among other things) for various costs and expenses relating to the common areas within the properties subject to the CC&Rs. As a member of that association, Agency will also be obligated to contribute a portion of its costs and expenses. During the Term of this Lease, Lessee shall pay, also as Additional Rent, any periodic and irregular dues, costs, expenses, and regular and special assessments payable by Agency to the associations contemplated in the REA and in the CC&Rs assessed after the date hereof by reason of, but only by reason of, Agency's ownership of the Parking Facility, it being expressly understood and agreed that Lessee shall have no responsibility for any such items incurred by Agency with respect to any other property, including but not limited to the Retail Space and Acquisition Parcel "PC/G", the latter being the airspace parcel shown as Parcel 11 on the Parcel Map. It is also understood that the foregoing shall not apply to any amount assessed to or paid by Agency under the REA or the CC&Rs prior to the execution of this Lease by Lessee and Agency; nor shall it apply to any art assessment fee, or other fee or charge of any nature measured by the cost or value of improvements on Agency's property, nor to any development or other fee or charge relating to the installation of new improvements (as distinguished from the repair or replacement of existing improvements). The Additional Rent shall be due and payable to Agency at such time as said payment of periodic and irregular dues, fees, charges, costs, expenses, and regular and special assessments must be paid by Agency to the respective association, but in no event less than 20 days after receipt by Lessee from Agency of notice of the same.

      D. [Section 307] NET LEASE

      Agency and Lessee agree that Fixed Annual Rent-Parking Facility, Additional Rent and all other sums of whatever kind and nature payable hereunder to or on behalf of Agency, shall be paid without notice or demand (except as provided in Section 306 above with respect to Additional Rent), and without setoff, counterclaim, abatement, deferment, suspension, deduction or defense except as otherwise expressly provided by the terms of this Lease.

      E. [Section 308] DELINQUENCY IN RENTAL PAYMENT; COLLECTION OF RENTS

      The failure of Lessee to pay the applicable rents by the due date shall constitute a default. In the event Lessee fails to pay the applicable rents on or before the due date, in addition to any other remedy provided by this Lease, Lessee shall pay Agency the delinquent rent and interest on the total delinquent rent at the rate of two percent (2%) over the Bank of America reference rate on the due date, from the date of first delinquency. Said interest shall accrue from the due date of the rent to the date the rent is received by Agency. It is the intent of this provision that Agency shall be compensated by such additional sums for loss resulting from rental delinquency, including costs to Agency for servicing the delinquent account.

      Lessee acknowledges that if any payment required under this Lease is not paid when the same becomes due and payable, Agency will incur extra administrative expenses (I.E., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Agency by reason of such extra administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Lessee agrees that five percent (5%) of the amount of the delinquent payment shall be the amount of damages to which Agency is entitled, upon such breach, in compensation therefor. Therefore, Lessee shall, in such event, without further notice, pay to Agency as the sole monetary recovery to Agency to cover such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of such delinquent payment. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of the obligation of Lessee to make timely payments hereunder. Nothing in this Lease shall be construed as an express or implied agreement by Agency to forbear in the collection of any delinquent payment, or be construed as in any way giving Lessee the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Agency to receive payment of such liquidation and actual damages, and receipt therefor, are without prejudice to the right of Agency to collect such delinquent payments and any other amounts provided to be paid hereunder. If any suit or arbitration is instituted to enforced this Lease, the prevailing party shall receive, in addition to its costs allowed by law, reasonable attorneys' fees in such suit or action.

      In case of default in payment of any part of the rents hereunder, Agency shall have the privilege of separating its causes of action so as to permit the institution of a separate suit or arbitration for the Fixed Annual Rent-Parking Facility or the Additional Rent, and neither the institution of any such suit, nor the entry of judgment therein for one, shall bar Agency from bringing a subsequent suit for the others; it being the purpose of this Lease expressly to provide that forbearance on the part of Agency in the institution of any suit or in the entry of judgment for any part of the rent, or to sue for, or to include in any such judgment the other rent then due, shall in no way serve as a defense against, nor prejudice a subsequent action for, such other rent. Lessee waives any right to claim a merger of such a suit for other rent in any previous suit or in the judgment entered therein. The claims for Fixed Annual Rent-Parking Facility and Additional Rent may be regarded by Agency, if it so elects, as separate claims.

IV.   [Section 400]  USE AND OPERATION OF THE PARKING FACILITY

      A. [Section 401] USE OF THE PARKING FACILITY

      Lessee shall have the right and Lessee covenants and agrees to use the Parking Facility only (except with the Agency's prior written consent) as a commercial parking structure to provide parking for tenants and other occupants of, and visitors to, the Office Building. Lessee may devote that portion of the Parking Facility designed for use as a bank drive-through teller to such use.

      B. [Section 402] MANAGEMENT OF THE PARKING FACILITY

      Lessee may hire an experienced, reputable third party commercial parking lot operator to operate the Parking Facility in a prudent and business-like manner. Alternatively, Lessee may elect to operate the Parking Facility itself, through such employees or agents as Lessee may determine; provided that in such event, if Agency believes that the Parking Facility is not being properly operated by Lessee in accordance with typical professional standards for the operation of similar facilities in the downtown areas of Anaheim and the City of Orange, Agency may serve notice upon Lessee specifying with particularity the respects in which Agency believes that the operation is deficient; and if within thirty (30) days after Lessee's receipt of Agency's notice, the deficiencies have not, in Agency's reasonable judg-ment, been remedied then, at Agency's request, the matter shall be submitted to arbitration, the result of which may be a determination by the arbitrator that either: (a) Lessee's operation of the Parking Facility is deficient, in which case the arbitrator shall determine whether Lessee shall (i) make specific corrections to its operating procedures, or (ii) retain a third party commercial parking lot operator to operate the Parking Facility; or (b) that Lessee's operation of the Parking Facility is adequate and appropriate under the circumstances. The identity of any third party operator of the Parking Facility, and the terms of any contract by and between Lessee and the operator, shall be subject to the prior written approval of the Executive Director of Agency, not to be unreasonably withheld or delayed. Failure of the Executive Director of Agency to approve or disapprove of the identity of the operator or any contract submitted to Agency in accordance with the foregoing within 10 days after receipt by Agency thereof, shall be deemed an approval, provided that the notice to Agency conspicuously indicates that the failure to respond within the 10-day period shall be deemed an approval.

      Lessee and the operator shall continuously use the Parking Facility for the uses specified in this Lease and shall continuously operate the Parking Facility during all usual business hours.

      C. [Section 403] LIMITATIONS ON USE OF THE PARKING FACILITY

      Lessee's use of the Parking Facility as provided in this Lease shall be in accordance with the following:

         l. [Section 404] CANCELLATION OF INSURANCE; INCREASE IN INSURANCE RATES

      In the event Agency is required by the terms of this Lease to carry any insurance covering the Parking Facility, Lessee shall not do, bring or keep anything in or about the Parking Facility that will cause a cancellation of any insurance covering the structure of which they are a part.

      If the rate of any insurance required to be carried by Agency is increased as a result of Lessee's use, Lessee shall pay to Agency within ten
(10) days before the date Agency is obligated to pay a premium on the insurance, or within ten (10) days after Agency delivers to Lessee a certified statement from Agency's insurance carrier stating that the rate increase was caused solely by an activity of Lessee on the premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

         2. [Section 405] COMPLIANCE WITH LAWS

      Lessee shall comply with all laws concerning the premises or Lessee's use of the premises, including, without limitation, the obligation at Lessee's cost to alter, maintain, or restore the premises in compliance and conformity with all laws relating to the condition, use or occupancy of the premises during the Term; except that the foregoing shall not be deemed to apply to nor to include any alteration or improvement required in connection with the Expansion (as defined in Section 414 below), and Agency hereby indemnifies Lessee against, and shall hold Lessee harmless from, any and all cost, liability or obligation of any nature in connection with the Expansion and in connection with the use, operation and maintenance of the expanded area. Lessee hereby indemnifies Agency and any third party owner of the Expansion against, and shall hold each of them harmless from, any and all cost, liability or obligation of any nature in connection with the use, operation and maintenance of the Parking Facility except as and to the extent otherwise contemplated in this Lease.

         3. [Section 406] WASTE; NUISANCE

      Lessee shall not use the premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the premises to owners or occupants of adjacent properties).

         4. [Section 407] OVERLOADING

      Lessee shall not do anything on the premises that will cause damage to the premises.

      The premises shall not be overloaded. No machinery, apparatus, or other appliance shall be used or operated in or on the premises that will in any manner injure, abnormally vibrate or shake the premises.

      D. [Section 408] OBLIGATION TO REFRAIN FROM DISCRIMINATION

      There shall be no discrimination against or segregation of any person, or group of persons, on account of sex, marital status, race, color, creed, religion, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the premises or the improvements, and neither Lessee itself nor any person claiming under or through it shall not establish or permit any such practice or practices of discrimination, or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the premises or any portion thereof.

      E. [Section 409] FORM OF NONDISCRIMINATION AND NONSEGREGATION CLAUSES

      Lessee shall refrain from restricting the rental, sale or lease of the premises or improvements thereon, or any portion thereof, on the basis of sex, marital status, race, color, creed, religion, ancestry or national origin of any person. All deeds, leases or contracts pertaining to the foregoing matters shall contain or be subject to substantially the following nondiscrimination or nonsegregation clauses:

         l. In deeds: "The grantee herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, that there shall be no discrimination against or segregation of, any person or group of persons on account of sex, marital status, race, color, creed, religion, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land herein conveyed, nor shall the grantee itself or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the land herein conveyed. The foregoing covenants shall run with the land."

         2. In leases: "The lessee covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this lease is made and accepted upon and subject to the following conditions:

      "That there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, creed, religion, national origin or ancestry, in the leasing, subleasing, transferring, use, or enjoyment of the land herein leased nor shall the lessee itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the land herein leased."

         3. In contracts: "There shall be no discrimination against or segregation of, any person or group of persons on account of sex, marital status, race, color, creed, religion, national origin, or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land, nor shall the transferee itself or any person claiming under or through it, establish or permit any such practice or practices of discrimina-tion or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, sub-tenants, or vendees in the land."

      F. [Section 410] RIGHTS OF ACCESS - PUBLIC IMPROVEMENTS AND FACILITIES

      Agency for itself, and other public agencies, at their sole risk and expense, reserves the right to enter the premises or any part thereof at all reasonable times and with as little interference as possible, for the purposes of inspection, construction, reconstruction, maintenance, repair or service of any public improvements or public facilities located on the premises. Any such entry shall be made only after reasonable notice to Lessee and in accordance with such reasonable conditions, requirements and restrictions as Lessee may impose so as to assure the least practicable interference with Lessee's use of the premises, including as matters of example and not by way of limitation any requirement imposed by Lessee that such activities be conducted under the observation and in the presence of a representative of Lessee, or that they be conducted during non-business hours if conducting them during normal business hours would create an inconvenience, annoyance, disturbance or loss of business to Lessee. Agency or other public agency hereby indemnifies Lessee, and hold Lessee harmless, from any claims or liabilities pertaining to any entry. Any damage or injury to the premises resulting from such entry shall be promptly repaired at the sole expense of Agency or the public agency responsible for the entry. Agency or such other public agencies shall not be liable to Lessee for any inconvenience, annoyance, disturbance or loss of business caused by the performance of such work unless occasioned by the negligence of Agency or such other public agencies or by their respective agents, or unless Agency or such other public agencies or their respective agents do not comply with the conditions, requirements and restrictions imposed by Lessee. Agency and such other public agencies shall in any event make all reasonable efforts to keep any inconvenience, annoyance, disturbance or loss of business which is caused to a minimum.

      G. [Section 411] QUIET ENJOYMENT

      The parties hereto mutually covenant and agree that Lessee, by keeping and performing the covenants herein contained, shall at all times during the term of this Lease, peaceably and quietly have, hold and enjoy the premises and the improvements.

      H. [Section 412] SUBJECT TO RECIPROCAL EASEMENT AGREEMENT

      This Lease is and shall be subject and subordinate to the REA and to the CC&Rs. The requirements of the REA are for the express benefit of the "Association" and the "Owners," as those terms are defined in the REA, if and when the Association shall come into existence as contemplated in the REA. The requirements of the CC&Rs are for the express benefit of the "Association" and the "Owners," as those terms are defined in the CC&Rs. During the Term of this Lease, Lessee shall be entitled to all of the rights and shall perform all of the obligations and duties of Agency (as fee owner of the Parking Facility) under the REA and the CC&Rs with respect to the Parking Facility, but not with respect to any other property in which Agency holds any interest of any nature. In the event that any of the terms and conditions of the REA or the CC&Rs are inconsistent with the terms and conditions of this Lease, the REA or the CC&Rs shall control over this Lease. That notwithstanding, with respect to entitlement to insurance proceeds, condemnation proceeds, and any other rights under the REA or the CC&Rs, as between Lessee and Agency, this Lease shall control.

      I. [Section 413] USE OF THE PARKING FACILITY BY THE PUBLIC AND COMMUNITY
                       GROUPS WITHOUT CHARGE

      As long as it does not interfere with use of the Parking Facility by tenants and guests of the Office Building, Lessee shall, upon not less than three (3) days' prior written request of the Executive Director of Agency, open the Parking Facility for use by the public, including, without limitation, community groups (but specifically excluding any for profit business enterprises), during non-business hours without charge. That notwithstanding, Lessee may impose an appropriate charge to cover its incidental costs, such as the cost of a parking attendant, any necessary security personnel, appropriate insurance coverage, utilities provided, and the like.

      J. [Section 414] EXPANSION OF THE PARKING FACILITY

      Lessee acknowledges and agrees that the parking garage which currently constitutes the Parking Facility has been designed, engineered and constructed in a manner to permit its expansion by the addition of up to four
(4) upper levels (the "Expansion"). Therefore, Agency expressly reserves from this Lease all rights on, under and over the Parking Facility for the purpose of constructing the Expansion, including the access and egress facilities to same from each to the other and adjacent parcels. Agency shall have the right to assign such rights at its sole and absolute discretion.

      Lessee further acknowledges that construction of the Expansion will preclude Lessee's use of a portion of the Parking Facility for the period of construction. Agency agrees to limit the area closed to Lessee for use to that which is reasonably necessary to accommodate a normal construction schedule, and Agency agrees to provide Lessee with alternate parking in the immediate vicinity of the Office Building during the period that Lessee's use of the entire Parking Facility is limited, such alternate parking to be for the number of cars equal to the parking spaces not available to Lessee during the construction. Lessee hereby consents to the closing of such portion of the Parking Facility for the construction period. During the period in which such area is closed to Lessee, the Fixed Annual Rent-Parking Facility shall be abated by a fraction, the numerator of which is the number of parking spaces in the Parking Facility unavailable for use, minus the number of any alternate parking spaces in the immediate vicinity of the Building which are provided by Agency as specified above, and the denominator of which is six hundred forty-seven
(647) (or by such lesser number of parking spaces in the Parking Facility effectively available to Lessee if all or any portion of the Additional Retail Space has been constructed).

      V. [Section 500] TAXES, ASSESSMENTS AND OTHER CHARGES

         A. [Section 501] UTILITIES

      Lessee agrees to pay or cause to be paid, as and when they become due and payable, all charges for water, gas, light, heat, telephone, electricity and other utility and communication services rendered or used on or about the Parking Facility at all times during the term of this Lease, but excluding any of the same used in connection with the Retail Area or the Expansion, which, as to the Retail Area (including any Retail Area hereafter built out), shall be separately metered. If the Expansion is constructed, the allocation of utility charges as between the Parking Facility as it currently exists and the area within the Expansion shall be made as provided under the REA.

         B. [Section 502] IMPOSITIONS (INCLUDING TAXES AND ASSESSMENTS)

            1. [Section 503] PAYMENT GENERALLY

      Lessee agrees to pay or cause to be paid, as and when they become due and payable, and before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all taxes, assessments, franchises, excises, license and permit fees, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time during the term of this Lease may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on: (1) the Parking Facility or any parts thereof or any appurtenances thereto (but excluding the Retail Space and the Expansion); (2) the rent and income received by Lessee from subtenants, quests or others for the use or occupation of the Parking Facility and the improvements therein; or (3) this transaction or any document to which Lessee is a party, creating or transferring an interest or estate in the Parking Facility. All such taxes, franchises, excises, license and permit fees, and other governmental levies and charges shall hereinafter be referred to as "Impositions," and any of the same shall hereinafter be referred to as an "Imposition." Nothing in the foregoing shall require Lessee to pay any Imposition which relates to any period of time not included within the term of this Lease. Any Imposition relating to a fiscal period of the taxing authority, a part of which period is included within the term of this Lease and a part of which is included in a period of time after the expiration of the term of this Lease, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon, become a lien upon the Parking Facility, or shall become payable, during the term of this Lease) be adjusted between Agency and Lessee as of the expiration of the term of this Lease, so that Lessee shall pay that portion of such Imposition which that part of such fiscal period included in the period of time before the expiration of the term of this Lease bears to such fiscal period, and Agency shall pay the remainder thereof. Lessee shall not be entitled to receive any apportionment, if Lessee shall be in default in the performance of any of Lessee's material covenants and agreements as provided in this Lease.

         2. [Section 504] PAYMENT OF IMPOSITIONS IN INSTALLMENTS

      If, by law, any Imposition may at the option of the payor be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments as may become due during the term of this Lease as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto; provided, however, that the amount of all installments of any such Imposition which will be the responsibility of Lessee pursuant to Section 503 hereinabove, and which are to become due and payable after the expiration of the term of this Lease, shall be deposited with Agency for such payment on the later of (a) ten (10) business days after Lessee has received notice of the final determination of the amount thereof, or (b) the date which shall be one (1) year immediately prior to the date of such expiration.

         3. [Section 505] AGENCY RIGHT TO CURE

      If Lessee, in violation of the provisions of this Lease, shall fail to pay and to discharge any Imposition, Agency may

(but shall not be obligated to) pay or discharge it, and the amount paid by Agency and the amount of all costs, expenses, interest and penalties connected therewith, including, without limitation, attorneys' fees and expenses, together with interest at the rate of two percent (2%) over the Bank of America reference rate on the date payment is made by Agency, shall be deemed to be and shall be payable by Lessee as additional rent and shall be reimbursed to Agency by Lessee on demand, provided that Lessee shall have failed to pay such Imposition within five (5) days after written notice from Agency of its intention to pay.

         4. [Section 506] TAX RECEIPTS

      Lessee shall furnish to Agency, within forty-five (45) days after the date when any Imposition would become delinquent official receipts of the appropriate taxing authority or other evidence reasonably satisfactory to Agency evidencing payment thereof.

         5. [Section 507] LIMITS OF TAX LIABILITY

      The provisions of this Lease shall not be deemed to require Lessee to pay municipal, county, state or federal income or gross receipts or excess profits taxes assessed against Agency, or municipal, county, state or federal capital levy, estate, succession, inheritance, gift, or transfer taxes of Agency, or corporation franchise taxes imposed upon any corporate owner of the fee of the Parking Facility; except, however, that Lessee shall pay all taxes assessed by any governmental authority by virtue of any operation by Lessee conducted on or out of the Parking Facility. It is agreed that in the event the State of California or any taxing authority thereunder changes or modifies the system of taxing real estate so as to tax the rental income from real estate in lieu of or in substitution (in whole or in part) for the real estate taxes and so as to impose a liability upon Agency for the amount of such tax, then Lessee shall be liable under this Lease for the payment of the taxes so imposed during the term of this Lease to the same extent as though the alternative tax was a tax upon the value of the Parking Facility. In order to determine the amount of such alternative tax for which Lessee shall be liable, the Parking Facility shall be considered as if it were the only asset of Agency, and the rent paid hereunder shall be considered as if it were the only income of Agency.

         6. [Section 508] PERMITTED CONTESTS

      Lessee shall have the right to contest the validity or the amount in part or in full, of any Imposition which it is obligated to pay under the provisions of this Lease. Lessee agrees that all such proceedings shall be begun without undue delay after any contested item is imposed and shall be prosecuted to final adjudication with reasonable dispatch.

      Lessee shall give Agency prompt notice in writing of any such contest at least ten (10) days before any delinquency occurs. Lessee may only exercise its right to contest an Imposition hereunder if the subject legal proceedings shall operate to prevent the collection from Agency of the Imposition so contested, or the sale of the Parking Facility, or any parts thereof, to satisfy the same, and only if Lessee shall, prior to the date such Imposition is due and payable, have given such reasonable security if and as may be required by Agency from time-to-time in order to insure the payment of such Imposition to prevent any sale, foreclosure or forfeiture of the Parking Facility, or any parts thereof, by reason of such nonpayment. In the event of any such contest and the final determination thereof adversely to Lessee, Lessee shall, before any fine, interest, penalty or cost may be added thereto for nonpayment thereof, pay fully and discharge the amounts involved in or affected by such contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may result from any such contest by Lessee and, after such payment and discharge by Lessee, Agency will promptly return to Lessee such security as Agency shall have received in connection with such contest.

      Agency shall cooperate reasonably in any such contest permitted by this
Section 508, and shall execute any documents or pleadings reasonably required for such purpose. Any such proceedings to contest the validity or amount of Imposition or to recover back any Imposition paid by Lessee shall be prosecuted by Lessee at Lessee's sole cost and expense; and Lessee shall indemnify and save harmless Agency against any and all loss, cost or expense of any kind, including, but not limited to, reasonable attorneys' fees and expenses, which may be imposed upon or incurred by Agency in connection therewith.

         7. [Section 509] NOTICE OF POSSESSORY INTEREST; PAYMENT OF TAXES AND
                          ASSESSMENTS ON VALUE OF ENTIRE PROPERTY

      In accordance with California Revenue and Taxation Code Section 107.6(a), Agency states that by entering into this Lease a possessory interest subject to property taxes may be created. Lessee or such other party in whom the possessory interest is vested may be subject to the payment of property taxes levied on such interest.

      Without limiting the foregoing, pursuant to California Health and Safety Code Section 33673, the Parking Facility shall be assessed and taxed in the same manner as privately owned property, and Lessee shall pay taxes upon the assessed value of the entire Parking Facility and not merely the assessed value of its leasehold interest.

      C. [Section 510] OTHER LIENS

      Except as provided in Section 900 ET SEQ. of this Lease, Lessee shall not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on or pledge of the Parking Facility, or the improvements, or any parts thereof, or Lessee's interest therein, or the Fixed Annual Rent-Parking Facility, Additional Rent or other sums payable by Lessee under this Lease. Lessee shall notify Agency promptly of any lien or encumbrance which has been created on or attached to the Parking Facility or the improvements, or to Lessee's leasehold estate therein, whether by act of Lessee or otherwise.
The existence of any mechanic's, laborer's, materialmen's, supplier's or vendor's lien, or any right in respect thereof, shall not constitute a violation of this Section if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen.

      However, Lessee may in good faith and at Lessee's own expense contest the validity of any mechanic's, laborer's, materialmen's, supplier's or vendor's lien, claim or demand, provided Lessee has furnished the bond required by California Civil Code Section 3143 (or any comparable statute hereafter enacted for providing a bond freeing the Parking Facility from the effect of such a lien claim). Any such proceedings to contest the validity or amount of any such lien shall be prosecuted by Lessee at Lessee's sole cost and expense; and Lessee shall indemnify and save harmless Agency against any and all loss, cost or expense of any kind, including, but not limited to, reasonable attorneys' fees and expenses which may be incurred by Agency as a result of Lessee's contest of such lien.

VI.   [Section 600]  MAINTENANCE

      A. [Section 601] MAINTENANCE AND REPAIR OF IMPROVEMENTS

      Lessee agrees to assume full responsibility for the operation and maintenance of the Parking Facility, and the improvements and all elevators, fixtures and furnishings thereon or therein, and all sidewalks, curbs and paving, and all landscaping adjacent to the Parking Facility (but excluding the Retail Space and the Expansion) and within the public right-of-way, throughout the Term hereof without expense to Agency unless otherwise specified herein, and to perform all repairs and replacements neces-sary to maintain and preserve the Parking Facility, and the improvements, elevators, fixtures and furnishings, sidewalks, curbs and paving, and landscaping, in a manner reasonably satisfactory to Agency and in compliance with all applicable laws. Lessee agrees that Agency shall not be required to perform any maintenance, repairs, or services or to assume any expense not specifically assumed herein in connection with the Parking Facility, and the improvements, elevators, fixtures and furnishings, sidewalks, curbs and paving, and landscaping. Despite the foregoing, to defray the costs incurred by Lessee by reason of the location of the Retail Space and the use of the Parking Facility by patrons of the businesses to be located in the Retail Space, Lessee shall be entitled to offset, against the next amounts otherwise payable by Lessee to Agency hereunder, an amount equal to seven percent (7%) of the costs incurred by Lessee for maintenance, repairs and services relating to the Parking Facility and to all sidewalks, curbs, paving, and landscaping adjacent to the Parking Facility, but EXCLUDING any costs relating to the operation and maintenance of the drive-through bank tellers located in a portion of Parking Facility structure, as well as the ingress and egress to and from the same. If the construction of the Expansion is undertaken, the portion of the costs to be offset as described above shall thereafter be allocated between Lessee and the owner of the Expansion as provided in the REA, and the offset shall also include seven percent (7%) of Lessee's share thereof. If no amount remains to be paid by Lessee to Agency hereunder, the amount that would otherwise be offset as set forth above shall be paid by Agency to Lessee within 30 days after billing from Lessee to Agency therefor. Lessee expressly and knowingly waives the provisions of Civil Code Sections 1941 and 1942 with respect to Agency's obligations for tenantability of the premises and Lessee's right to make repairs and deduct the expenses of such repairs from rent.

      Subject to ordinary wear and tear, the Parking Facility and the improvements shall be maintained in first-class, high quality condition. In the event Agency reasonably determines that the Parking Facility and/or the improvements are not being so maintained, Agency shall notify Lessee in writing of the determination. Within thirty (30) days of receipt of such notice, Lessee shall submit to Agency for approval a plan to improve or restore the condition of the premises to conform with the requirements of this Section. Agency shall approve or disapprove the plan within twenty (20) days after submission. Any disapproval shall state the reason for such disapproval. Failure to disapprove within twenty (20) days shall be deemed an approval, provided that the notice to Agency conspicuously indicates that the failure to respond within the 20-day period shall be deemed an approval. Promptly after approval of such plan, Lessee shall commence to carry out the plan and shall thereafter diligently prosecute such plan to completion.

      B. [Section 602] ACCOUNTING FOR MAINTENANCE COSTS

      Within sixty (60) days following the end of each calendar year, Lessee shall submit to Agency a summary statement showing the total amount of all costs and expenses relating to the Parking Facility for the calendar year then ended and with respect to which the seven percent (7%) offset specified in Section 601 applies. Such statement shall be signed and certified by a responsible officer of Lessee to be true and complete. Agency shall be entitled, at Agency's expense, within four (4) years after receipt of each such notice, to cause an independent audit of Lessee's books, accounts, records, and other pertinent data relating to the expenses shown in such statement, by a firm of certified public accountants to be selected by Agency and reasonably approved by Lessee on the same basis, and the audit to be conducted in the same manner, as set forth in the last paragraph of Section
305. In that event, the costs and expenses shown by the audit shall control, and an adjustment shall be made between Lessee and Agency as appropriate to reflect any variation. If the audit shows that the statement overstated the costs and expenses subject to reimbursement by Agency by more than three percent (3%) of the correct total, then Lessee shall reimburse Agency for the cost of Agency's audit. If Agency has not audited Lessee hereunder with respect to a particular calendar year within the specified four (4) year period, then Agency shall be deemed to have waived its right to do so.

VII.  [Section 700]  ALTERATION OF PARKING FACILITY

      Lessee shall not make any alterations to the Parking Facility costing more than Fifty Thousand Dollars ($50,000), adjusted from time to time in accordance with changes in the CPI (as defined in Section 1413 below) from the Base CPI (as also defined in Section 1413 below) to the date in question, without Agency's prior written approval. Any alterations made shall remain on and be surrendered with the Parking Facility upon expiration or termination of the Lease, except that, as to any alteration with respect to which Agency's approval is required hereunder, Agency may condition its approval (when the approval is granted) upon Lessee committing to remove the alteration and returning the premises to their prior condition within thirty
(30) days after expiration of the Lease at Lessee's sole cost. Agency may waive any such condition at any time by notice in writing to Lessee, the effect of which shall be to permit Lessee to either leave or remove the alteration and return the premises to their prior condition, at Lessee's option.

      If Lessee makes any alterations to the Parking Facility as provided in this Section, the alterations shall not be commenced until ten (10) days after Agency has received notice from Lessee stating the date the installation of the alterations is to commence so that Agency can post and record an appropriate notice of nonresponsibility.

VIII. [Section 800]  DAMAGE OR DESTRUCTION

      A. [Section 801] DUTY TO RESTORE OR REBUILD

      Subject to the terms of Section 803 below, if the Parking Facility is totally or partially destroyed, Lessee shall diligently and promptly restore the Parking Facility to substantially the same condition as it was in immediately before destruction; or Lessee shall diligently and promptly clear and remove from the site all debris resulting from said damage and rebuild the Parking Facility in accordance with plans and specifications previously submitted to and approved in writing by Agency. The same shall be at Lessee's sole cast, except that Agency shall bear all costs associated with
(i) restoring the Retail Space (including the cost of restoring any wall separating the Retail Space from the Parking Facility and any cost of restoring utility services to the Retail Space), and (ii) the Expansion, including providing the structural support required for the Expansion. Agency's share of the costs shall include (but shall not be limited to) a prorated share of all "soft costs," such as design costs, permit fees, inspection fees, construction insurance and bond premiums, and other similar or dissimilar costs incidental to the restoration but not directly in payment of labor or materials incorporated into the work, such proration to be based upon the ratio of "hard costs" allocable to the Parking Facility as compared to those allocable to the Retail Space and the Expansion.

      Except for promptly reviewing and commenting upon any plans and specifications submitted by Lessee for Agency's approval, Agency shall not be required to furnish any services or facilities in connection with the restoration, nor be required to make any repairs or alterations of any kind in or on the Parking Facility.

      No deprivation, impairment, or limitation of use resulting from any event or work contemplated by this Section shall entitle Lessee to any termination or extension of the Term, nor (subject to the terms of Section 804 below) to any offset, abatement, or reduction in rent.

      In determining whether Lessee has acted promptly as required by this Section, one of the criteria to be considered is the availability of any applicable insurance proceeds.

      B. [Section 802] EXISTING CONDITION; CONSTRUCTION PERFORMANCE AND LABOR
                       AND MATERIAL (PAYMENT) BONDS; INDEMNIFICATION

      Lessee acknowledges and agrees that:

         1. Lessee has made an investigation and inspection of the existing condition of the Parking Facility and its furnishings and equipment, all to Lessee's complete satisfaction, and Lessee either has full knowledge of the condition thereof or has assumed the risk as to the same being different than Lessee believes to be the case;

         2. Lessee is leasing the Parking Facility solely in reliance upon its own investigation and inspection, and no representations or warranties of any kind whatsoever, express or implied, have been made by Agency; and

         3. Lessee agrees to accept the Parking Facility in the condition that it was as of the Commencement Date.

      Notwithstanding the foregoing portion of this Section 802, Agency and Lessee acknowledge the following conditions with respect to the Parking
Facility:

         (i) Certain settling of the soil around the perimeter of the Parking Facility has occurred and has caused the severance of an electrical conduit and the rupture of a sewer line adjacent to the south side of the Parking Facility. The cause of the settlement has been investigated by LeRoy Crandall and Associates, geotechnical consultants, and various alternative methods of dealing with the problem have been identified in its report dated May 28, 1991, a copy of which has been received by both Lessee and Agency. As of the execution of this Lease, repairs to the electrical conduit and the sewer line have been made, but the required corrective work with respect to the settlement of the soil has not been completed. The method of dealing with the problem has been agreed to and will be completed as provided in a separate agreement between Lessee and Agency.

         (ii) There are certain cracks in the basement of the Parking Facility. No representations or warranties with respect to those cracks have been made by Agency, and Lessee accepts the Parking Facility with those cracks and assumes all risk relating to the same, including the possibility that the same may be of greater import than Lessee believes them to be.

      Lessee agrees to hold Agency free and harmless from, and to indemnify Agency against all claims, liabilities, costs and expenses asserted during the Term of this lease for labor and materials in connection with all construction, repairs or alterations to or on the Parking Facility and the improvements located therein (EXCEPT for any such matters caused by Agency and the settling of the soil around the perimeter of the Parking Facility referred to above, and in any event excluding any of the same relating to the Retail Space or the Expansion, if it is built), together with the cost of defending against such claims, including reasonable attorneys' fees and Agency agrees to hold Lessee free and harmless from, and to indemnify Lessee against all claims, liabilities, costs and expenses incurred by reason of any defect in the Retail Space, the Expansion (if constructed), and any of the improvements or equipment located in either thereof, whether known or unknown, and for labor and materials in connection with all construction, repairs or alterations to or on the Retail Space or in connection with the Expansion and the improvements located in either thereof (EXCEPT for any such matters caused by Lessee), together with the cost of defending against such claims, including reasonable attorneys' fees.

      Upon the written request of the Executive Director of Agency or his designee, Lessee agrees to procure, or cause the procurement of, contractors' bonds covering labor, materials and faithful performance for construction, repairs, or alterations on the Parking Facility. Each such bond shall be in the amount equal to one hundred percent (100%) of the construction price in the contract entered into by Lessee and its general contractor with respect to the Parking Facility. Said bonds must first be approved in writing as to the content and form by Agency. Agency shall not unreasonably withhold or delay such approval. Lessee shall, prior to commencement of construction, deliver to Agency a certificate or certificates from the bonding company(s) issuing the aforesaid bonds, naming Agency an additional insured under said bonds. The foregoing provisions of this Section shall be applicable to construction, repairs or alterations to the Parking Facility at all times during the Term.

      Agency shall have the right to post and maintain on the Parking Facility any notices of nonresponsibility provided for under applicable law.

      C. [Section 803] EXCEPTIONS TO DUTY TO RESTORE

      Lessee shall not be obligated to restore the Parking Facility in the case of any substantial damage to the Parking Facility which is sustained within the last two (2) Lease Years during the term of this Lease, nor in the case of any damage (whether or not substantial) sustained during the last six
(6) months of the term of this Lease, except that Lessee shall in the latter situation take such measures as may be necessary to make safe the continued use of the undamaged portions of the Parking Facility, provided that each of the following conditions precedent to the foregoing shall be satisfied: (a) Lessee shall not otherwise be in material default of its obligations under this Lease; (b) notice of the election by Lessee not to restore the Parking Facility shall be served upon Agency within sixty (60) days after the damage has been sustained; and (c) possession of the Parking Facility is tendered to Agency, together with a quitclaim of any interest of Lessee therein, concurrently with the delivery of the notice referred to in clause (b) above. In such event, the obligations of Lessee under this Lease shall terminate except that the obligation of Lessee to pay Agency the Fixed Annual Rent-Parking Facility shall continue unabated for the balance of the Term, subject to the right of Agency to terminate this Lease upon notice to Lessee, and upon Lessee's receipt of such a notice all obligations of Lessee hereunder (including, without limitation, the payment of Fixed Annual Rent-Parking Facility) shall terminate. In addition, at any time during the term of this Lease that the Parking Facility has sustained substantial damage which has not then been repaired, if the Office Building has also sustained substantial damage, or if widespread damage has been sustained by other properties in the immediate vicinity of the Office Building and the Parking Facility, whether or not any such other damage was sustained in the same event causing damage to the Parking Facility, then, if Lessee determines in its reasonable judgment that it is not economically practical to restore the Parking Facility, this Lease shall terminate upon notice to Agency of Lessee's determination and Lessee shall not be obligated to restore the Parking Facility. For the purposes hereof, the term "substantial damage" shall mean any damage which would cost more than Five Hundred Thousand Dollars ($500,000) to repair, such amount to be adjusted from time to time in accordance with changes in the CPI from the Base CPI to the date in question. In any situation specified in this Section where Lessee is not obligated to restore the Parking Facility and does not elect to do so, any insurance proceeds received shall be paid over to Agency, less only such amounts as Lessee may have expended in making safe the continued use of the undamaged portion of the Parking Facility.

      D. [Section 804] PROVISION OF ALTERNATE PARKING

      In the event of any substantial damage to the Parking Facility which Lessee is obligated or elects to repair, during the period from the date of the damage, or as soon thereafter as is practicable, through the date of completion of the restoration, Agency shall cooperate with Tenant and assist Tenant in attempting to obtain, for the use of the tenants and other occupants of, and the visitors to, the Office Building, replacement parking for those spaces in the Parking Facility which are rendered unavailable by reason of the damage or the work of restoration.

Agency does not warrant that replacement parking can or will be located, and any out of pocket expense incurred in obtaining any replacement parking shall be at Lessee's cost; but Agency shall not decline to make available to Lessee for use as temporary replacement parking as contemplated in this Section any appropriate space controlled by Agency (whether improved for parking purposes or unimproved) which is not then legally committed to another use, so long as Lessee (a) reimburses Agency for the actual out of pocket expense incurred by Agency with respect thereto and properly allocable to the period of the temporary use, and (b) pays Agency the fair market rental value of the spaces during the period of the temporary use. For each day that any spaces in the Parking Facility are not available, whether or not alternate parking as contemplated above has been obtained, so long as Lessee is diligently pursuing the restoration of the Parking Facility unless an express exception to Lessee's obligation to do so exists under the terms of this Lease, all rent and other payments of any nature required of Lessee under the terms of this Lease shall be abated by a fraction, the numerator of which is the number of parking spaces in the Parking Facility which have been rendered unavailable for use, and the denominator of which is six hundred forty-seven
(647) (or by such lesser number of parking spaces in the Parking Facility effectively available to Lessee if all or any portion of the Additional Retail Space has been constructed).

IX.   [Section 900]  ASSIGNMENT, SUBLETTING, TRANSFER AND ENCUMBRANCE

      A. [Section 901] PROHIBITION AGAINST VOLUNTARY ASSIGNMENT, SUBLETTING,
                       AND ENCUMBERING; NO FEE SUBORDINATION BY AGENCY

      Lessee shall not voluntarily assign, collaterally assign or encumber its interest in this Lease or in the Parking Facility, or sublease all or any part of the Parking Facility, or allow any other person or entity (except Lessee's authorized representatives, including, without limitation, the operator of the Parking Facility) to occupy or use all or any part of the Parking Facility, without first obtaining the prior written consent of the Executive Director of Agency. The foregoing shall not apply to the rental of parking spaces in the Parking Facility, whether on a reserved or a non-reserved basis.

      Inasmuch as this Lease is made appurtenant to Acquisition Parcel "A", consent to such an assignment will only be given if: (a) the proposed assignee will also acquire fee title to Acquisition Parcel "A", (b) Lessee gives Agency no less than thirty (30) days prior written notice of the proposed assignment with appropriate documentation as evidence that the proposed assignee qual-ifies as a permitted assignee, (c) Lessee pays Agency the sum of One Thousand Dollars ($1,000.00) to cover Agency's costs of reviewing the proposed assignment, (d) the proposed assignee, in recordable form and content reasonably satisfactory to the General Counsel of Agency, expressly assumes all of the covenants and conditions of this Lease, (e) the proposed assignee is a creditworthy purchaser with experience (or who has contracted with a third party manager to operate the Office Building, which manager has experience) in operating a successful class A office building, and (f) the transfer occurs concurrently with the conveyance of fee title to Acquisition Parcel "A".

      Consent to such an encumbrance or to a collateral assignment will only be given if: (a) the proposed encumbrancer or collateral assignee holds and will continue to hold an encumbrance on Acquisition Parcel "A" to secure the payment of money loaned solely on the security of Acquisition Parcel "A", (b) the encumbrance held on Acquisition Parcel "A" will be cross-defaulted with the proposed encumbrance or collateral assignment so that the proposed encumbrance or collateral assignee will succeed to the interest of Lessee upon becoming vested with fee title to Acquisition Parcel "A", (c) Lessee gives Agency no less than thirty (30) days prior written notice of the proposed encumbrance or collateral assignment with appropriate documentation to evidence that the proposed encumbrancer or collateral assignee is a commercial lender or is otherwise an encumbrancer or collateral assignee which is reasonably acceptable to Agency, (d) Lessee pays Agency the sum of One Thousand Dollars ($1,000.00) to cover Agency's costs of reviewing the proposed assignment, and (e) the proposed encumbrancer or collateral assignee, in form and content reasonably satisfactory to the General Counsel of Agency, expressly agrees to assume all of the covenants and conditions of this Lease if and when it succeeds to Lessee's interest in this Lease and for so long as it holds that interest. Any assignment, encumbrance or sublease without the consent of the Executive Director of Agency shall be voidable and, at Agency's election, shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Section. Attachments 3A and 3B to this Lease are forms of assumption which are satisfactory to Agency for use in connection with any such assignment, it being expressly understood and agreed, however, that any number of other forms to a similar effect would also be satisfactory.

      Despite the foregoing, no consent of Agency shall be required for any assignment of Lessee's interest in this Lease to any Affiliate (as defined in Section 1413 below), but no such assignment shall relieve Lessee of its obligations hereunder, and Lessee shall promptly advise Agency of any assignment to an Affiliate.

If Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any general partner, or the dissolution of the partnership shall be deemed a voluntary assignment.

      Lessee immediately and irrevocably assigns to Agency, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Parking Facility as permitted by this Lease, and Agency, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Agency's application, may collect such rent and apply it toward Lessee's obligations under this Lease; except that, until the occurrence of an act of default by Lessee, Lessee shall have the right to collect such rent.

      Under no circumstances will Agency subordinate Agency's fee title to the Parking Facility to any interest.

      B. [Section 902] LEASING OF RETAIL SPACE

      It is anticipated by the parties hereto that The Koll Company, or an Affiliate of it, shall manage and be in control of the leasing of the Retail Space at all times during the term of this Lease. If, at any time during the term of this Lease, The Koll Company, or an Affiliate of it, does not manage or is not in control of the leasing of the Retail Space, Lessee shall have the right to approve the new manager and/or leasing agent, such approval not to be unreasonably withheld or delayed by Lessee. All leases and subleases entered into from time to time with respect to any portion of the Retail Space during the term of this Lease either (a) shall be to occupants of good reputation in the community and which will use the space exclusively for one or more of the uses specified on schedule of approved uses contained in Attachment 4 hereto, or (b) shall be subject to the prior written approval of Lessee, which Lessee shall not unreasonably withhold or delay so long as the proposed occupant and use of the portion of the Retail Space in question are consistent with the use of the Office Building for Office Purposes and will not detract from the attractiveness and competitive stature of the Office Building. No use shall be made of the Retail Space, nor any signage permitted for any occupant of the Retail Space, which would detract from the quality or attractiveness of the Office Building.

      C. [Section 903] INVOLUNTARY ASSIGNMENT

      No interest of Lessee in this Lease shall be assignable by operation of law (including without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

         1. If Lessee is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Lessee is the bankrupt;

         2. If a writ of attachment or execution is levied on this Lease which is not released within ninety (90) days after the same has been levied;

         3. If, in any proceeding or action to which Lessee is a party, a receiver is appointed with authority to take possession of the Parking Facility and such appointment is not terminated within ninety (90) days after the appointment has been made.

      An involuntary assignment shall constitute a default by Lessee and Agency shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Lessee.

X.    [Section 1000]  INDEMNIFICATION AND INSURANCE

      A. [Section 1001] INDEMNIFICATION

      Lessee hereby indemnifies and holds Agency, its officers, employees, agents and contractors harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy of the Parking Facility and the improvements located therein, by Lessee or any other person under Lessee, or any accident or fire in or on the Parking Facility and the improvements located therein, or any nuisance made or suffered thereon, or any failure by Lessee to keep the Parking Facility and/or those improvements in a safe condition, and will reimburse Agency, its officers, employees, agents and contractors for all of its costs and expenses, including reasonable attorneys' fees incurred in connection with the defense of any such claims, and will hold all goods, materials, furniture, fixtures, equipment, machinery and other property whatsoever on the Parking Facility and the improvements located therein at the sole risk of Lessee and save Agency, its officers, employees, agents and contractors harmless from any loss or damage thereto by any cause whatsoever.

      Agency hereby indemnifies and holds Lessee, its officers, employees, agents and contractors harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy of the Retail Space or the Expansion and the improvements located therein, by Agency or any other person under Agency, or any accident or fire in or on the Retail

Space or the Expansion and the improvements located therein, or any nuisance made or suffered thereon, or any failure by Lessee to keep the Retail Space and the Expansion and/or those improvements in a safe condition, and will reimburse Lessee, its officers, employees, agents and contractors for all of its costs and expenses, including reasonable attorneys' fees incurred in connection with the defense of any such claims, and will hold all goods, materials, furniture, fixtures, equipment, machinery and other property whatsoever on the Retail Space or the Expansion and the improvements located therein at the sole risk of Lessee and save the Lessee, its officers, employees, agents and contractors harmless from any loss or damage thereto by any cause whatsoever. Despite the foregoing, if Agency conveys the Retail Space or the Expansion to a transferee whose financial responsibility has been reasonably approved by Lessee, and provided that the transferee shall expressly assume Agency's obligations hereunder in a written instrument reasonably approved by Lessee and delivered to Lessee, then Agency shall be relieved of the indemnity obligation provided for in this Section 1001 with respect to the property so transferred; and if Agency shall from time to time temporarily surrender control of the Retail Space or the Expansion to a third party operator, whether under the terms of a lease, a management agreement, or other arrangement of whatever description, upon Lessee's reasonable approval of the financial responsibility of the operator and the express assumption by the operator of Agency's obligations hereunder in a written instrument reasonably approved by Lessee, then Agency shall be relieved of the indemnity obligation provided for in this Section 1001 with respect to the area in question for so long as the approved operator shall be in control thereof.

      B. [Section 1002] REQUIRED INSURANCE

      During the term of this Lease, Lessee at its sole cost and expense shall:

         1. Keep or cause to be kept a policy or policies of insurance against loss or damage to the Parking Facility resulting from fire, earthquake (if available at a commercially reasonable cost as determined, if necessary, by arbitration), windstorm, hail, lightning, vandalism, malicious mischief, riot and civil commotion, and such other perils ordinarily included in extended coverage fire insurance policies. Such insurance shall be maintained in an amount not less than one hundred (100%) of the full insurable value of the Parking Facility, as defined herein in Section 1003 (such value to include amounts spent for construction of the improvements, architectural and engineering fees, and inspection and supervision).

         2. Maintain or cause to be maintained public liability insurance to protect against loss from liability imposed by law for damages on account of personal injury, including death therefrom, suffered or alleged to be suffered by any person or persons whomsoever, resulting directly or indirectly from any act or activities of Agency or Lessee or under their respective control or direction, and also to protect against loss from liability imposed by law for damages to any property of any person caused directly or indirectly by or from the acts or activities, in connection with the Parking Facility, of Lessee, or the invitees and sublessees of the Lessee, or any person acting for Lessee, or under its control or direction.

      Such property damage and personal injury insurance shall also provide for and protect Agency, its officers, employees, agents and contractors against incurring any legal cost in defending claims for alleged loss. Such personal injury and property damage insurance shall be maintained in full force and effect during the entire term of this Lease in the amount of at least Three Million Dollars ($3,000,000) combined single limit naming Agency, the City of Anaheim, and their officers, employees, agents and contractors, as additional insureds.

      Lessee agrees that provisions of this paragraph as to maintenance of insurance shall not be construed as limiting in any way the extent to which Lessee may be held responsible for the payment of damages to persons property resulting from Lessee's activities, or activities of its invitees and sublessees or the activities of any other person or persons for which Lessee is otherwise responsible.

         3. Maintain or cause to be maintained worker's compensation insurance issued by a responsible carrier authorized under the laws of the State of California to insure employers against liability for compensation under the Worker's Compensation Insurance and Safety Act now in force in California, or any act hereafter enacted as an amendment or supplement thereto or in lieu thereof. Such worker's compensation insurance shall cover all persons employed by Lessee in connection with the Parking Facility and the improvements, and shall cover full liability for compensation under any such act aforesaid, based upon death or bodily injury claims made by, for or on behalf of any person incurring or suffering injury or death in connection with the Parking Facility and the improvements, or the operation thereof by Lessee.

      C. [Section 1003] DEFINITION OF "FULL INSURABLE VALUE"

      The term "full insurable value" as used in Section 1002 and elsewhere in this Lease shall mean the actual replacement cost excluding the cost of excavation, foundation and footings below the ground level of the improvements. To ascertain the amount of coverage required, Lessee shall cause the full insurable value to be determined from time-to-time by appraisal by the insurer or by any appraiser mutually acceptable to Agency and Lessee, not less often than once each three (3) years; except that no such appraisals shall be required if the policy is written on a "replacement cost" basis.

      D. [Section 1004] GENERAL INSURANCE PROVISIONS

      All insurance provided under Section 1002 of this Lease shall be for the benefit of Lessee and Agency.

      All insurance provided under Section 1002 shall be periodically reviewed by the parties for the purpose of mutually increasing or decreasing the minimum limits of such insurance, from time-to-time, to amounts which may be reasonable and customary for similar facilities of like size and operation, and in the downtown areas of Anaheim and the City of Orange, California.

      All insurance herein provided for under Section 1002 shall be effected under policies issued by insurers of recognized responsibility licensed or permitted to do business in the State of California and reasonably approved by Agency; provided that so long as Lessee meets such financial standards as Agency may reasonably impose, with the consent of Agency, Lessee may self-insure as to all or any portion of the matters for which insurance is required hereunder.

      Any insurance required to be maintained by Lessee pursuant to Section 1002 may be taken out under a blanket insurance policy or policies covering other premises or properties, and other insureds in addition to the parties hereto; provided, however, that in such event Lessee shall provide supplemental written certification from the insurers under such policies, which shall specify that the amount of insurance, and the coverage to be provided, conform to the requirements of Section 1002, and provided further, that in all other respects, any such blanket policy shall comply with the other provisions of Section 1002.

      All insurance policies shall provide that there shall be no exclusion from coverage for cross-liability among the named insureds.

      All policies or certificates of insurance shall provide that such policies or certificates and the policies related thereto shall not be canceled or materially changed without at least thirty (30) days prior written notice to Agency. All policies shall be primary and non-contributing with any insurance that may be carried by Agency.

      Copies of such policies or certificates of insurance therefor shall be deposited with Agency together with appropriate evidence of payment of the premiums therefor; and, at least thirty (30) days prior to expiration of any such policy, copies of renewal policies shall be so deposited.

      The insurance required hereunder shall be at Lessee's cost, except that to defray the costs incurred by Lessee by reason of the location of the Retail Space and the use of the Parking Facility by patrons of the businesses to be located in the Retail Space, Agency shall reimburse Lessee for seven percent (7%) of the premiums paid by Lessee for such insurance relating to the Parking Facility. If the construction of the Expansion is undertaken, the insurance premiums shall be shared between Lessee and the owner of the Expansion in accordance with the REA, and Agency shall reimburse Lessee for seven percent (7%) of Lessee's share thereof. In the event that Lessee has elected, with the consent of Agency as contemplated above, to self-insure as to all or any portion of the matters as to which insurance is required hereunder, Agency shall have the option, as to such risk(s), of either (i) paying Lessee for the applicable portion of the premiums which would have been incurred by Lessee had it not elected to self-insure, or (ii) becoming a self-insurer in its own right as to its pro rata share of the risk(s) with respect to which Lessee shall have elected to self-insure, such option to be exercised by Agency at the time it consents to Lessee's self-insurance, and if neither option is exercised at that time Agency shall be deemed to have elected to become a self-insurer until such time as it shall notify Lessee that it will begin paying Lessee for Agency's pro rata share of the premiums that Lessee would have incurred.

      E. [Section 1005] FAILURE TO MAINTAIN INSURANCE

      If Lessee fails or refuses to procure or maintain insurance as required by this Lease, and assuming Agency has not approved of Lessee's self-insuring as to the risk(s) in question, Agency shall have the right, at Agency's election, upon three (3) days' prior notice to Lessee, to procure and maintain such insurance. The premiums paid by Agency shall be treated as additional rent due from Lessee, to be paid (after deduction of Agency's pro rata share) on the first day of the month following the date on which Agency bills Lessee for the premiums paid. Agency shall give prompt notice of the payment of such premiums, stating the amounts paid and the name of the insured(s).

        F.   [SECTION 1006]  DISPOSITION OF INSURANCE PROCEEDS
                             RESULTING FROM LOSS OR DAMAGE TO IMPROVEMENTS

        All proceeds of insurance with respect to loss or damage to the improvements to be maintained and repaired by Lessee during the terms of this Lease shall be payable, under the provisions of the policy of insurance, jointly to Lessee and Agency, and except as provided below, said proceeds shall constitute a trust fund to be used for the repair, restoration and reconstruction of the Parking Facility in accordance with the provisions of
Section 800. To the extent that such proceeds exceed the cost of such repair, restoration or reconstruction, then such proceeds shall be paid to Agency.

XI.   [SECTION 1100]  EMINENT DOMAIN

        A.   [Section 1101]  DEFINITIONS VIS TAKINGS

                1. "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Agency to any Condemnor, either under threat of eminent domain or while legal proceedings for eminent domain are pending.

                2. "Date of Taking" means the date the Condemnor has the right to possession of the property subject to Condemnation.

                3. "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation.

                4. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

                5. "Replacement Parking" means reasonably comparable parking in the immediate vicinity of the Office Building (and in any event within reasonable walking distance thereof) for use by the occupants of and visitors to the Office Building, covering sufficient parking spaces for the Office Building to remain competitive with other similar office buildings in the downtown areas of Anaheim and the City of Orange (but in no event requiring the effective availability of more than 647 spaces for the occupants of and visitors to the Office Building, including any remaining spaces in the Parking Facility, plus any spaces added thereto through restoration of the Parking Facility, minus any spaces allocated to use by occupants of and visitors to the Retail Space and the Post Office).

                6. "Severance Damages" means any damages awarded to the owner of the Office Building to compensate it for the loss of use and enjoyment of the Parking Facility caused by the Condemnation. However, if either (a) the cost of restoration of the Parking Facility (if feasible) so as to replace some or all of the parking spaces lost, or (b) the cost of securing Replacement Parking, or the combination of (a) and (b), exceeds the amount awarded to Lessee as severance damages, then Agency shall contribute so much of the award received by Agency to cover such costs, except that Agency shall in no event be required to contribute an amount in excess of the portion of the award attributable to the excess of the market value of the leasehold estate under this Lease over the net present value of the Rent required to be paid hereunder. Any contribution so made by Agency in accordance with the preceding sentence shall be deemed to be part of the "Severance Damages."

        B.   [SECTION 1102]  PARTIES RIGHTS AND OBLIGATIONS TO BE GOVERNED
                             BY LEASE

        If, during the Term, there is any taking of all or any part of the Parking Facility, or land of which they are a part, or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined pursuant to Sections 1103 through 1109 of this Lease.

        C.   [SECTION 1103]  TOTAL TAKING

        If the Parking facility is totally taken by Condemnation, all obligations of Lessee and Agency under this Lease shall terminate on the Date of Taking, except for any obligation of Agency to contribute toward the Severance Damages payable to Lessee as provided in Section 1101, clause 6, and Section 1109.

        D.   [SECTION 1104]  PARTIAL TAKING

        If any portion of the Parking Facility is taken by Condemnation, this Lease shall terminate as to the portion of the Parking Facility subject to the Condemnation, but shall remain in effect as to the balance of the Parking Facility, except that if Lessee determines that the remaining portion of the Parking Facility after the Condemnation is unsuitable for Lessee's continued use of the premises, Lessee may elect to terminate this Lease outright by notice to Agency, such termination to be effective as of the later of the Date of Taking or thirty (30) days after service of the notice upon Agency.

        E.   [SECTION 1105]  EFFECT ON FIXED ANNUAL RENT-PARKING FACILITY

        In the event of any Condemnation which does not cause a termination of this Lease, from the Date of Taking on, the required payment of Fixed Annual Rent-Parking Facility shall be abated by a fraction, the numerator of which is the number of parking spaces in the Parking Facility which have been rendered unavailable for use, and the denominator of which is six hundred forty-seven (647) (or by such lesser number of parking spaces in the Parking Facility effectively available to Lessee if all or any portion of the Additional Retail Space has been constructed) for so long as the spaces in the Parking Facility remain unavailable.

        F.   [SECTION 1106]  WAIVER OF CCP SECTION 1265.130

        Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking.

        G.   [SECTION 1107]  RESTORATION OF PREMISES

        If there is a partial taking of the premises and this Lease remains in effect pursuant to Section 1104 of this Lease, Lessee shall accomplish all necessary and reasonably feasible restoration, the object of the restoration being to make the remainder of the Parking Facility functional and to restore, to the extent practicable, the parking spaces lost by reason of the Condemnation. Lessee shall bear the cost of the restoration up to the full amount of the Severance Damages.

        H.   [SECTION 1108]  TEMPORARY ABATEMENT

        Fixed Annual Rent-Parking Facility shall be abated during the period from the Date of Taking until the completion of restoration, but all other obligations of lessee under this Lease shall remain in full force and effect. The abatement of rent shall be based upon the extent to which the restoration interferes with Lessee's use of the Parking Facility.

        I.   [SECTION 1109]  AWARD - DISTRIBUTION

        Any and all Award shall belong and be paid to Agency, except that all Severance Damages shall be paid to Lessee and shall be utilized as contemplated herein to the extent required hereunder to restore the Parking Facility and/or secure Replacement Parking.

XII.   [SECTION 1200]  DEFAULTS, REMEDIES AND TERMINATION

        A.   [SECTION 1201]  DEFAULTS - GENERAL

        Subject to the extensions of time set forth in Section 1212, failure or delay by either party to perform any term or provision of this Lease constitutes a default under this Lease. The party who fails or delays must immediately commence to cure, correct, or remedy such failure or delay and shall complete such cure, correction or remedy with reasonable diligence, and during any period of curing shall not be in default.

        The injured party shall give written notice of default to the party in default, specifying the default complained of by the injured party. Failure or delay in giving such notice shall not constitute a waiver of any default, nor shall it change the time of default. Except as otherwise expressly provided in this Lease, any failures or delays by either party in asserting any of its rights and remedies as to any default shall not operate as a waiver of any default or of any such rights or remedies. Delays by either party in asserting any of its rights and remedies shall not deprive either party of its right to institute and maintain any actions or proceedings which it may deem necessary to protect, assert or enforce any such rights or remedies.

        B.   [SECTION 1202]  LEGAL ACTIONS

                1.   [SECTION 1203]  INSTITUTION OF LEGAL ACTIONS

        In addition to any other rights or remedies, but subject to the dispute resolution provisions contemplated in Section 1414 below and Attachment No. 7 hereto, either party may institute legal action to cure, correct, or remedy any default, to recover damages for any default, or to obtain any other remedy consistent with the purpose of this Lease. Such legal actions must be instituted in the Superior Court of the County of Orange, State of California, in any other appropriate court in that county, or in the Federal District Court in the Central District of California.

                2.   [SECTION 1204]  APPLICABLE LAW

        The laws of the State of California shall govern the interpretation and enforcement of this Lease.

                3.   [SECTION 1205]  ACCEPTANCE OF SERVICE OF PROCESS

        In the event that any legal action is commenced by Lessee against Agency, service of process on Agency shall be made by personal service upon the Executive Director or Chairman of Agency, or in such other manner as may be provided by law.

        In the event that any legal action is commenced by Agency against Lessee, service of process on Lessee shall be made by personal service upon an officer of Lessee and shall be valid whether made within or without the State of California, or in such manner as may be provided by law.

                4.   [SECTION 1206]  ATTORNEY'S FEES AND COURT COSTS

        In the event that either Agency or Lessee shall bring or commence an action or an arbitration proceeding to enforce or to interpret the terms and conditions of this Lease, or to obtain damages against the other party arising from any default under or violation of this Lease, then the prevailing party shall be entitled to and shall be paid reasonable attorneys' fees and court costs therefor.

        C.   [SECTION 1207]  RIGHTS AND REMEDIES ARE CUMULATIVE

        Except with respect to rights and remedies expressly declared to be exclusive in this Lease, the rights and remedies of the parties are cumulative, and the exercise by either party of one or more of such rights or remedies shall not preclude the exercise by it, at the same or different times, of any other rights or remedies for the same default or any other default by the other party.

        D.   [SECTION 1208]  DAMAGES

        If either party defaults with regard to any of the provisions of this Lease, the nondefaulting party shall serve written notice of such default upon the defaulting party. If the default is not commenced to be cured within thirty (30) days after service of the notice of default and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, the defaulting party shall be liable to the nondefaulting party for any damages caused by such default, and the nondefaulting party may thereafter (but not before) commence an action for damages against the defaulting party with respect to such default.

        E.   [SECTION 1209]  SPECIFIC PERFORMANCE

        If either party defaults with regard to any of the provisions of this Lease, the nondefaulting party shall serve written notice of such default upon the defaulting party. If the default is not commenced to be cured within thirty (30) days after service of the notice of default and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, the nondefaulting party, at its option, may thereafter (but not before) commence an action for specific performance of the terms of this Lease pertaining to such default.

        F.   [SECTION 1210]  ADDITIONAL REMEDIES OF AGENCY

        If Lessee defaults with regard to any of the provisions of this Lease, Agency shall serve written notice of such default upon Lessee. If the default is not commenced to be cured within thirty (30) days after service of the notice of default and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, Agency, at its option, may thereafter (but not before):

                1. Correct or cause to be corrected said default and charge the costs therefor to the account of Lessee;

                2. Correct or cause to be corrected said default and pay the costs thereof from the proceeds of any insurance;

                3. Continue this Lease and Lessee's right to possession in effect and enforce its rights and remedies under the Lease, including the right to recover rent as it becomes due, as provided in California Civil Code
Section 1951.4;

                4. Have a receiver appointed to take possession of Lessee's interest in the Parking Facility, with power in said receiver to administer Lessee's interest therein, to collect all funds available to lessee in connection with its operation and maintenance thereof; and to perform all other acts consistent with Lessee's obligations under this Lease as the court deems proper;

                5. Maintain and operate the Parking Facility without terminating the Lease.

                6. Terminate the Lease pursuant to Section 1211 hereof, by written notice to Lessee of its intention to do so.

        Agency reserves and shall have the right at all reasonable times to enter the Parking Facility for the purpose of viewing and ascertaining the condition of the same, or to protect its interests in the Parking Facility or to inspect the operations conducted thereon. Any such entry shall be made only after reasonable notice to Lessee. In the event that such entry or inspection by Agency discloses that the Parking Facility is not being maintained in efficient and attractive condition (as required by Section
601), is damaged, or in disrepair, Agency shall have the right, after thirty
(30) days written notice to Lessee, (or, if it is not practicable to cure or remedy such default within. such thirty (30) day period, if Lessee has not commenced the curing or the remedying of such default within such thirty (30) day period and thereafter diligently prosecuted such cure or remedy to completion) to have any necessary maintenance or repair work done for and at the expense of Lessee and Lessee hereby agrees to pay promptly any and all costs incurred by Agency in having such necessary maintenance or repair work done in order to assure that the Parking Facility is being maintained in efficient and attractive condition (as required by Section 601). Further, if at any time Agency determines that the Parking Facility is not being maintained in efficient and attractive condition (as required by Section 601) Agency may, at its sole option, without additional notice, (except for the notice provided above), require Lessee to file with Agency immediately, but in any event within 30 days, a faithful performance bond to assure prompt correction of such unsatisfactory condition, provided in the opinion of Agency correction of such unsatisfactory condition will cost more than Five Thousand Dollars ($5,000) to correct. Said bond shall be in an amount adequate in the opinion of the Executive Director of Agency to correct the unsatisfactory condition. Lessee shall pay the cost of said bond.

     The rights reserved in this Section 1210 shall not create any obligations on Agency or increase obligations imposed on Agency elsewhere in this Lease.

G.   [SECTION 1211]  REMEDIES AND RIGHTS OF TERMINATION

     In the event that at any time during the Term of this Lease, and in violation of this Lease, Lessee shall:

     1. Use the Parking Facility for any purpose other than those provided for in this Lease, or fail to use and operate the Parking Facility for such purpose;

     2. Fail or refuse to pay to Agency when due the applicable rents, including, without limitation, Fixed Annual Rent-Parking Facility, Additional Rent, and other sums required by this Lease to be paid by Lessee;

     3. Fail or refuse to pay when due any taxes, assessments or other Impositions as required by this Lease, except as expressly permitted herein;

     4. Make or suffer to be made any voluntary or involuntary conveyance, assignment, sublease, encumbrance or other transfer of the leasehold interest in the Parking Facility, or any part thereof, or of the rights of lessee under this Lease, except as expressly permitted herein;

     5. Commit or suffer to be committed any waste or impairment of the Parking Facility, or any parts thereof;

     6. Alter the Parking Facility in any manner except as expressly permitted by this Lease;

     7.   Fail to maintain insurance as required by this Lease;

     8. Fail to make repair and restoration of the Parking Facility in the event of damage or destruction or condemnation, if required by this Lease;

     9. Voluntarily file or have voluntarily filed against it any petition under any bankruptcy or insolvency act or law, or be adjudicated a bankrupt, or make a general assignment for the benefit of creditors;

     10. Abandon or surrender possession of the Parking Facility or Lessee's interest therein;

     11. Fail to perform or comply with any other material term or provision hereof;

and any such failure or violation shall not be cured or remedied within thirty (30) days after the date Lessee received notice from Agency of such failure or violation (or, if it is not practicable to cure or remedy such failure or violation within such thirty (30) day period, if Lessee has not commenced the curing or the remedying of such failure or violation within such thirty (30) day period and thereafter diligently prosecuted such cure or remedy to completion); then, in such event, Agency may, at its option and in addition to any other remedy provided for in this Lease, terminate the Lease and revest in Agency the leasehold interest theretofore transferred to lessee, by written notice to Lessee of its intention to do so.

     Upon termination of this Lease pursuant to this Section 1211, it shall be lawful for Agency to re-enter and repossess the Parking Facility, without process of law, and Lessee, in such event, does hereby waive any demand for possession thereof, and agrees to surrender and deliver the Parking Facility peaceably to Agency immediately upon such termination, in good order, condition and repair, except for reasonable wear and tear.

     No ejectment, re-entry or other act by or on behalf of Agency shall constitute a termination unless Agency gives Lessee notice of termination in writing. Such termination shall not relieve or release Lessee from any obligation incurred pursuant to this Lease prior to the date of such termination.

        Termination of the Lease under this Section 1211 shall not relieve Lessee from the obligation to pay any sum due to Agency or from any claim for damages against Lessee. Damages which Agency may recover in the event of default under this Lease shall include, but are not limited to, the worth at the time of award of the amount by which the unpaid rent for the balance of the Term remaining after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided. The right of termination provided by this Section 1211 is not exclusive and shall be cumulative to all other rights and remedies possessed by Agency, and nothing contained herein shall be construed so as to defeat any other rights or remedies to which Agency may be entitled.

        H.      [SECTION 1212]  ENFORCED DELAY IN PERFORMANCE FOR CAUSES
                                BEYOND CONTROL OF PARTY

     For the purposes of any of the provisions of this Lease, neither Agency nor Lessee, as the case may be, nor any successor in interest, shall be considered in breach of, or default in, its obligations under this Lease (exclusive of any obligations to pay money) as a result of the enforced delay in the performance of such obligations due to causes beyond its reasonable control and without its fault or negligence, including, but not limited to any law, regulation, ordinance or order of any public agency, acts of public agencies, acts of God, acts of the public enemy, acts of the Federal Government, acts of the other party (including, but not limited to, delays in performing such other party's obligations pursuant to this Lease), fires, floods, epidemics, quarantine restrictions, strikes, labor disputes, freight embargoes, inability to obtain materials or supplies or unusually severe weather or delays of contractors or subcontractors due to such causes; it being the purpose and intent of this provision that in the event of the occurrence of any such enforced delay, the time or times for performance of the obligations of Agency or Lessee, as the case may be, shall be extended for the period of such enforced delay, and shall commence to run from the time of the commencement of the cause. If, however, notice by the party claiming such extension is sent to the other party more than thirty (30) days after the commencement of the cause, the period shall commence to run only thirty (30) days prior to the giving of such notice. Times for performance under this Lease may also be extended in writing by Agency and Lessee.

        I.   [SECTION 1213]  REMEDIES AND RIGHTS OF TERMINATION BY LESSEE

     In the event that at any time during the Term of this Lease, and in violation of this Lease, Agency shall have failed to perform or comply with any material term or provision of this Lease and if any such default shall not be cured or remedied within thirty (30) days after the date Agency received written Notice of Default (or if it is not practicable to cure or remedy such default within such thirty
(30) day period, if Agency has not commenced the curing or remedying of such default within such thirty (30) day period and is not diligently prosecuting such cure or remedy to completion); then, in such event, Lessee may, at its option and in addition to any other remedy provided for in this Lease, including, but not limited to money damages, terminate the Lease by written notice to Agency of its intention to do so. The rights specifically provided for in this Section 1213 are not exclusive and shall be cumulative to all other rights and remedies possessed by Lessee, and nothing contained herein shall be construed so as to defeat any other rights or remedies to which lessee may be entitled.

XIII.  [SECTION 1300]  OPTION TO PURCHASE

        A.    [SECTION 1301]  GRANT OF OPTION

        Agency grants to Lessee an option (the "Option") to purchase the Parking Facility for the purchase price and on the terms and conditions hereinafter provided.

        B.    [SECTION 1302]  TERM OF OPTION

        The term of the Option shall run concurrently with the Term of the Lease.

        C.    [SECTION 1303]  OPTION PRICE

        At any given time the purchase price pursuant to this Option (the "Option Price") shall be the greater of:

        1. The then Fair Market Value (as defined in Section 1413 below) of the Parking Facility, as determined by an appraisal process at the time of the exercise of the Option; or

        2. The original cost of constructing the Parking Facility and the Retail Space, which original cost of construction is agreed by the parties to be $6,605,097.00.

     Determination of Fair Market Value shall proceed as follows:

        1. STEP NO. 1 - Agency and Lessee shall attempt to agree on the Fair Market Value. For such attempt, Agency and Lessee shall use the same approach as would an appraiser. If Agency and Lessee cannot agree on the Fair Market Value within ten (10) days, then Agency and Lessee shall proceed to Step No. 2.

        2. STEP NO. 2 - The Executive Director of Agency or his designee and Lessee shall attempt to agree on an M.A.I. appraiser within ten (10) days. If the Executive Director of Agency or his designee and Lessee agree on an M.A.I. appraiser within ten (10) days, then the fee of said appraiser shall be borne equally by the parties and Agency and Lessee shall proceed to Step No. 4. If the Executive Director of Agency or his designee and Lessee do not agree on an M.A.I. appraiser within ten (10) days, then Agency and Lessee shall proceed to Step No. 3.

        3. STEP NO. 3 - The Executive Director of Agency or his designee and Lessee shall each appoint, at their own cost and expense, an M.A.I. appraiser within ten (10) days. Within ten (10) days of their selection, the two (2) M.A.I. appraisers shall select a third M.A.I. appraiser. If the two
(2) M.A.I. appraisers cannot agree on a third, then the Executive Director of Agency or his designee or Lessee may apply to the Presiding Judge of the Superior Court of Orange County for the appointment of a third. The fee of the third appraiser shall be borne equally by Agency and Lessee.

        4. STEP NO. 4 - The M.A.I. appraiser(s) shall be instructed to determine the Fair Market Value. The appraiser(s) shall report his or her finding within thirty (30) days. If three (3) appraisers have been hired, then the Fair Market Value shall be the median of the three findings.

     The Option Price shall be payable all in cash or immediately available funds at the close of escrow.

        D.   [SECTION 1304]  CONDITION OF TITLE

        If lessee exercises the Option, Agency shall convey its interest in the Parking Facility, including the air rights parcel on which it is situated, to Lessee free and clear of all title defects, liens, encumbrances, deeds of trust, and mortgages, but subject to:

        1.   The REA and the CC&Rs; and

        2. The exclusion therefrom (to the extent now validly excepted and reserved by the parties named in deeds, leases and other documents of record) of all oil, gas, hydrocarbon substances and minerals of every kind and character lying more than 500 feet below the surface, together with the right to drill into, through, and to use and occupy all parts of the site lying more than 500 feet below the surface thereof for any and all purposes incidental to the exploration for and production of oil, gas, hydrocarbon substances or minerals from the site but, without, however, any right to use either the surface of the site or any portion thereof within 500 feet of the surface for any purpose or purposes whatsoever.

         E.   [SECTION 1305]  EXERCISE OF OPTION

         Provided Lessee is not in default under this Lease, Lessee may exercise the Option at any time by delivering to Agency: (a) a signed Notice of Exercise of Option to Agency, substantially in the form of Attachment No. 5, and (b) a bank cashier's or certified check in the amount of Seventy-Seven Thousand, One Hundred Seventy-Five Dollars ($77,175.00) as a deposit towards the Option Price. The amount of such deposit shall be increased every Lease Year by five percent (5%).

         F.   [SECTION 1306]  AUTOMATIC TERMINATION OF OPTION

         The Option and all rights of Lessee under this Option shall automatically and immediately terminate without further notice or action by either party if Agency terminates this Lease for any reason permitted hereunder.

         Concurrently with the signing of this Lease, Lessee shall sign, have acknowledged and deposit with Agency a quitclaim Deed (in the form of Attachment No. 6) quitclaiming to Agency Lessee's interest in the Parking Facility under this Option. Delivery of the Quitclaim Deed shall only become effective if this Option shall terminate. If Lessee purchases the Parking Facility, Agency shall return the Quitclaim Deed to Lessee through the escrow for such purchase.

         Upon the effective delivery of the Quitclaim Deed to Agency, Agency shall have the immediate right to record the Quitclaim Deed in the official records of the Orange County Recorder. Whether or not the Quitclaim Deed is recorded, upon termination of this Option, Agency shall have no further obligation to Lessee with respect to this Option and Lessee shall have no further right or interest in the Parking Facility.

         G.   [SECTION 1307]  ASSIGNMENT OR ENCUMBRANCE OF OPTION

         The Option shall be appurtenant to this Lease and may not be assigned or encumbered independent of assignment or encumbrance of this Lease. Concomitantly, assignment or encumbrance of this Lease pursuant to
Section 900 ET SEQ. hereof shall automatically effect assignment or encumbrance of this Option, and assumption of the terms and conditions of this Option by the assignee or encumbrancers, except, however, an encumbrancers or collateral assignee's assumption shall be conditional on its succeeding to the interest of the Lessee. Any assignment or attempt to assign, or encumbrance or attempt to encumber, which is not permitted under this Option shall be voidable and, at Agency's election, shall constitute a default under this Lease.

XIV. [SECTION 1400]  GENERAL PROVISIONS

        A.   [SECTION 1401]  NOTICES, DEMANDS AND COMMUNICATIONS BETWEEN THE
                             PARTIES

        Formal notices, demands and communications between Agency and Lessee shall be sufficiently given if personally delivered (including by any commercial courier service) or if dispatched by registered or certified mail, postage prepaid, return receipt requested, to the offices of Agency and of Lessee as designated in Section 106 and Section 107 hereof, or at such other location as the respective party hereto shall have designated by notice to the other served in accordance herewith.

        B.   [SECTION 1402]  TIME OF ESSENCE

        Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

        C.   [SECTION 1403]  CONFLICT OF INTERESTS

        No member, official or employee of Agency shall have any personal interest, direct or indirect, in this Lease, nor shall any such member, official or employee participate in any decision relating to this Lease which affects his or her personal interests or the interests of any corporation, partnership or association in which he or she is directly or indirectly interested.

        Lessee warrants that it has not paid or given, and will not pay or give, any third party any undisclosed money or other consideration for obtaining this Lease.

        D.   [SECTION 1404]  NONLIABILITY OF AGENCY OFFICIALS AND
                             EMPLOYEES

        No member, official or employee of Agency shall be personally liable to Lessee, or any successor in interest, in the event of any default or breach by Agency or for any amount which may become due to Lessee or successor or on any obligations under the terms of this Lease.

        E.   [SECTION 1405]  INSPECTION OF BOOKS AND RECORDS

        Agency has the right upon forty-eight (48) hours notice (excluding weekends and holidays) at all reasonable times to inspect the books and records of Lessee pertaining to the Parking Facil-ity as pertinent to the purposes of this Lease. Lessee also has the right upon forty-eight (48) hours notice (excluding weekends and holidays) at all reasonable times to inspect the books and records of Agency pertaining to the Parking Facility as pertinent to the purposes of this Lease.

        F.   [SECTION 1406]  NO PARTNERSHIP

        Neither anything in this Lease contained, nor any acts of Agency or Lessee shall be deemed or construed by any person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between Agency and Lessee.

        G.   [SECTION 1407]  COMPLIANCE WITH LAW

        Lessee agrees, at its sole cost and expense, to comply and secure compliance with all the requirements now in force, or which may hereafter be in force, of all municipal, county, state and federal authorities, pertaining to the Parking Facility, as well as operations conducted thereon, and to faithfully observe and secure compliance with, in the use of the Parking Facility, all applicable county and municipal ordinances and state and federal statutes now in force or which may hereafter be in force, including all laws prohibiting discrimination or segregation in the use, sale, lease or occupancy of the property. The judgment of any court of competent jurisdiction, or the admission of lessee or any sublessee or permittee in any action or proceeding against them or any of them, whether Agency be a party thereto or not, that Lessee, sublessee or permittee has violated any such ordinance or statute in the use of the Parking Facility shall be conclusive of that fact as between Agency and Lessee.

        H.   [SECTION 1408]  SURRENDER OF PROPERTY

        Upon the expiration or termination of this Lease pursuant to the terms hereof, it shall be lawful for Agency to reenter and repossess the Parking Facility without process of law, and Lessee, in such event, does hereby waive any demand for possession thereof, and agrees to surrender and deliver the Parking Facility peaceably to Agency immediately upon such expiration or termination in good order, condition and repair, except for reasonable wear and tear.

        I.   [SECTION 1409]  SEVERABILITY

        If any provision of this Lease shall be adjudged invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Lease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

        J.   [SECTION 1410]  BINDING EFFECT

        This Lease, and the terms, provisions, promises, covenants and conditions hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Despite the foregoing, the named Lessee herein shall be released from all cost, liability or obligation arising under the terms of this Lease after its having sold the Office Building and assigned this Lease to its successor in interest in accordance with the terms of the second paragraph of Section 901, and provided that the transferee has expressly assumed Lessee's obligations hereunder in a written instrument reasonably approved by Agency.

        K.   [SECTION 1411]  CAPTIONS

        The captions contained in this Lease are merely a reference and shall not be used to construe or limit the text.

        L.   [SECTION 1412]  APPROVALS

        All consents or approvals to be given by Lessee or Agency shall not be unreasonably withheld or delayed unless this Lease expressly provides for the discretion of the party in giving such consent or approval.

        M.   [SECTION 1413]  CERTAIN DEFINITIONS

        As used in this Lease, the following terms shall have the meanings specified below:

        i       (i)  "ABANDONED" shall mean a complete voluntary removal from the Office Building by Lessee and all persons holding under Lessee, without an intent to return to the Office Building, and may be established by Agency in the manner contemplated in California Civil Code
     Section 1951.3.

                (ii) "AFFILIATE" means any entity which, through one or more tiers of ownership, controls, is controlled by, or is under common control with another entity (or person, in the case of being controlled by another), with control being deemed to exist where there is more than fifty percent (50%) ownership, through one or more tiers of ownership, of the voting stock where the entity in question is a corporation, or of the voting rights as to major decisions where the entity in question is a partnership.

                (iii) "BASE CPI" means the CPI for the month in which the Term of this Lease commences.

                (iv) "CPI" means the Consumer Price Index for All Urban Consumers, Los Angeles-Anaheim-Riverside Consolidated Metropolitan Statistical Area, All Items (1982-84 = 100), as published by the Bureau of Labor Statistics of the United States Department of Labor, or if the same shall no longer be published, then such substitute index as the parties may select as being most closely comparable to the foregoing.

                (v) "FAIR MARKET VALUE" means the price that a willing buyer not compelled to purchase would pay, and a willing seller, not compelled to sell would accept, for the Parking Facility considering its highest and best use, but subject to its then existing physical and legal condition, including (without limitation) the legal and economic effect of all leases, covenants, easements and other encumbrances then applicable. For purposes of reviewing comparable properties in determining Fair Market Value, only similar projects in the downtown areas of Anaheim and the City of Orange, California, and only transactions within the previous 12 months shall be considered, unless there are none; and, in any case, if projects beyond those geographic limits or transactions occurring before that time frame are utilized, appropriate adjustments shall be made to reflect differences in the market.

                (vi) "OFFICE PURPOSES" means use of a preponderant portion of the rentable areas in the Office Building not located on the ground floor for purposes other than retailing of merchandise, manufacturing or assembly operations, or other such uses not typically found in large concentrations in first class high rise office buildings in Orange County, California, except that Lessee may let up to one full floor in the Office Building (in addition to the ground floor) for restaurant or club uses.

     N.   [SECTION 1414]  DISPUTE RESOLUTION

     Any dispute or controversy between the parties hereto under the terms of this Lease which the parties are not able to resolve between themselves shall be submitted to binding arbitration in accordance with Attachment No. 7 hereto upon the motion of either party.

XV.  [Section 1500]  ENTIRE AGREEMENT, WAIVERS AND AMENDMENTS

     This Lease is executed in two (2) duplicate originals, each of which is deemed to be an original. This Lease includes forty-four (44) pages of text and five (5) attachments. Except for that certain letter agreement executed concurrently herewith relating to certain transition matters, this Lease contains the entire agreement among the parties hereto with respect to the leasing of the Parking Facility and expressly supersedes all prior understandings, written or oral, with respect or in any way relating thereto.

    All waivers of the provisions of this Lease must be in writing and signed by the appropriate authorities of Agency or Lessee and all amendments hereto must be in writing and signed by the appropriate authorities of Agency and Lessee.

                                    "Agency":

                                    ANAHEIM REDEVELOPMENT AGENCY, a
                                    public body, corporate and politic


                                    By:         [SIGNATURE ILLEGIBLE]
                                       -----------------------------------
                                                    Chairman

Date:  2-21-92
      -------------

APPROVED:

KING, WEISER, EDELMAN & BAZAR
- ---------------------------------
Agency Special Counsel


By:  [SIGNTURE ILLEGIBLE]
   ------------------------------


                                    "Lessee":

                                    FIRST INTERSTATE MORTGAGE COMPANY,
                                    a California corporation


                                    By:    [SIGNATURE ILLEGIBLE]
                                       ----------------------------------
                                    Its:   [SIGNATURE ILLEGIBLE]
                                        ---------------------------------

Date:  [DATE ILLEGIBLE]
     ---------------------

                                 ATTACHMENT NO. 1

                               (LEGAL DESCRIPTION)

               (Anaheim City Center - Office Building Parcel)

THE LAND REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOW:

PARCEL 1 OF PARCEL MAP NO. 84-229, IN THE CITY OF ANAHEIM, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN B00K 194, PAGES 22 AND 23, OR PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM ALL OIL, GAS, AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF EXPLORING FOR, REACHING, OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CITY OF ANAHEIM REDEVELOPMENT PROJECT ALPHA AS RECORDED IN BOOK 10812, PAGE 27, OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS EXCEPTED AND RESERVED IN THE DEED FROM ANAHEIM REDEVELOPMENT AGENCY RECORDED DECEMBER 28, 1984, AS INSTRUMENT NO. 84-534435 OF OFFICIAL RECORDS AND AS EXCEPTED AND RESERVED IN THE FINAL ORDER OF CONDEMNNATION RECORDED NOVEMBER 5, 1986, AS INSTRUMENT NO. 86-530706 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL WATER, CLAIMS OR RIGHTS TO WATER, IN OR UNDER SAID LAND.

                          ATTACHMENT NO. 2

                PLAN SHOWING EXCESS AREA OF PARKING PARCEL

     The area shown by the hatch markings is the "Excess Area" as defined in
Section 104 of the Lease:

                                 [MAP]

                          ATTACHMENT NO. 3A

                   (FORM OF ASSUMPTION BY ASSIGNEE)

To:  Anaheim Redevelopment Agency
     200 South Anaheim Boulevard
     Anaheim, California  92805

     The undersigned, as assignee of the interest of the Lessee under that certain Parcel "PA" Lease and Limited Option to Purchase(the "Lease"), dated ______, 1991, executed by and between Anaheim Redevelopment Agency, a public body corporate and politic, as "Agency," and First Interstate Mortgage Company, a California corporation, as "Lessee," and conditioned upon consummation of the assignment thereof to the undersigned, does hereby expressly assume all of the covenants and conditions of the Lessee under the Lease.

     Dated:
            -----------------

                                      -------------------------------------

                                      By: ---------------------------------

                           ATTACHMENT NO. 3B

                 (FORM OF ASSUMPTION BY ENCUMBRANCER)

To:  Anaheim Redevelopment Agency
     200 South Anaheim Boulevard
     Anaheim, California  92805

     The undersigned, as the collateral assignee or other encumbrancer of the interest of the Lessee under that certain Parcel "PA" Lease and Limited Option to Purchase (the "Lease"), dated _______, 1991, executed by and between Anaheim Redevelopment Agency, a public body corporate and politic, as "Agency," and First Interstate Mortgage Company, a California corporation, as "Lessee," and conditioned upon succession by the undersigned to the interest of the Lessee thereunder by foreclosure or transfer in lieu of foreclosure, does hereby expressly assume all of the covenants and conditions of the Lessee under the Lease for so long as the undersigned shall hold such interest of the Lessee thereunder.

     Dated:
            -----------------

                                      -------------------------------------

                                      By: ---------------------------------

                            ATTACHMENT NO. 4

                LIST OF PRE-APPROVED USES OF RETAIL SPACE

Art Shops                           Ice Cream Parlors
Bakeries                            Jewelry Stores (Costume)
Barber/Beauty Shops                 Jewelry Stores (Exclusive)
Books and Stationery                Men's Clothing Stores
Candy Shops                         Men's Shoe Stores
Children's Clothing Stores          Office Supply Stores
Computer Stores                     Optical Shops
Conciege Services                   Paint and Wallpaper Supply
Copy Services                        Stores
Delicatessen, Specialty Foods       Phone Stores
Drug Stores (Individual)            Photography Shops
Drug Stores (Prescription)          Shoe Repair Shops
Dry Cleaning and Laundry            Sporting Goods Stores
Fabric Stores                       Stock Brokerage
Florists                            Tobacco/Cigar Shops
Furniture Stores                    Toy Stores
Gift Shops                          Travel Agencies
Grocery Stores (Convenience)        Women's Dress Shops
Hobby Shops                         Women's Shoe Stores
Hosiery and Knit Goods Stores       Yogurt Parlors

                             ATTACHMENT NO. 5

                (FORM OF NOTICE OF EXERCISE OF OPTION)

                     Date:
                           ------------------------

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

                        NOTICE OF EXERCISE OF OPTION

TO:  Executive Director
     Anaheim Redevelopment Agency

     -----------------------------

     -----------------------------


     Secretary
     Anaheim Redevelopment Agency
     200 South Anaheim Boulevard
     Anaheim, California  92805

     RE:  Anaheim Redevelopment Project Alpha

     You are hereby notified that the undersigned optionee exercises its right to purchase the Parking Facility and the Retail Space described in
Section 103 of that certain Lease and Limited Option to Purchase dated April ___, 1991, (the "Lease"), between the undersigned optionee and the Anaheim Redevelopment Agency, in accordance with the provisions of the Option set forth in Section 1300 ET SEQ. of the Lease.

     Enclosed please find our certified or cashier's check in the amount of $___________ as the initial deposit towards the Option Price.

                                       "Optionee"


                                       By:
                                          ---------------------------------

                              ATTACHMENT NO. 6
                         (FORM OF QUITCLAIM DEED)

WHEN RECORDED RETURN AND
MAIL TAX STATEMENTS TO;

ANAHEIM REDEVELOPMENT AGENCY
200 South Anaheim Boulevard
Anaheim, California 92805

Attn:  Executive Director


                          QUITCLAIM DEED

     FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, FIRST INTERSTATE MORTGAGE COMPANY, a California corporation, for itself, its heirs, successors and assigns does hereby REMISE, RELEASE AND FOREVER QUITCLAIM TO ANAHEIM REDEVELOPMENT AGENCY, a public body, corporate and politic, the real property in the City of Anaheim, County of Orange, State of California described in EXHIBIT A hereto.

Dated:  April __, 1991.

                                 FIRST INTERSTATE MORTGAGE COMPANY,
                                 a California corporation


                                 By:
                                    ---------------------------------------

                                    Its:
                                        -----------------------------------

                             ATTACHMENT NO. 7

                            Arbitration Rider

     1. BINDING ARBITRATION. Upon the written request of any party served upon all other interested parties, whether made before or after the institution of any legal proceeding, any Dispute (as defined below), which is now existing or hereafter arises between the parties, shall be resolved by binding arbitration in accordance with the terms of this Rider. As used in this Rider, the term "Dispute" means any action, dispute, claim, or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, or othe wise, which in any way pertains to, arises out of, or in connection with (a) the agreement, document or instrument to which this Rider is attached, or any related agreement, document, or instrument (collectively, the "Documents"), (b) all past contracts, agreements, or other transactions in any way relating to the Documents, (c) any incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, and which relate in any manner to the Documents or the transactions contemplated therein, or (d) any aspect of the past or present relationships of the parties with respect to the Documents or the transactions contemplated therein. Any party to a Dispute may, by summary proceedings (for example, but not by way of limitation, a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

     2. GOVERNING RULES. All Disputes shall, at the request of either party, be resolved by binding arbitration in accordance with the terms of this Rider. Except to the extent that the parties to the Dispute might otherwise agree in connection with any such arbitration, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA") and, to the maximum extent applicable, the Federal Arbitration Act, Title 9 of the, United States Code (the "Statute"); EXCEPT that in no event shall the arbitration actually be administered by, or performed under the auspices of, the AAA, and any provision contained in the AAA Rules indicating to the contrary (including the payment of any fee to the AAA) shall not be observed. In the event of any inconsistency between this Rider and the AAA Rules or the Statute, this Rider shall control; and in the event of any inconsistency between the AAA Rules and the Statute, the AAA Rules shall control, EXCEPT as specified in the last clause of the preceding sentence. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction; however, nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protec-tions afforded to it under 12 U.S.C. Section 91 or any similar provision of any applicable state law; nor shall anything contained herein be deemed to be a waiver of the provisions of the California Government Tort Claims Act, Title 1 Division 3.6, Parts 1 through 9, inclusive, of the California Government Code, by any party entitled to the benefits thereof.

     3. SELECTION OF ARBITRATORS. Unless otherwise agreed by the parties to a Dispute, all arbitrators shall be practicing attorneys licensed to practice law in the State of California with at least 10 years in practice and shall be knowledgeable in the subject matter of the Dispute. No arbitrator shall have represented either party to the Dispute within the preceding 10 years. In the event that the Dispute is one which is to be resolved by a single arbitrator, as provided in paragraph 5 below, and if the arbitrator is not agreed upon by all parties to the Dispute within 10 business days after service by the party initiating the arbitration upon the other party(ies) to the Dispute of the written request for arbitration from the party requesting arbitration, upon the motion of any party to the Dispute, the arbitrator shall be appointed by the Presiding Judge of the Superior Court for Los Angeles County, California (the "Presiding Judge").
In the event that the Dispute is one which is to be resolved by 3 arbitrators, as provided in paragraph 5 below, unless otherwise agreed between the parties, each party to the Dispute shall prepare and submit to each other party to the Dispute, within 10 business days after the service of the notice initiating the arbitration, a list of 10 names of individuals each of whom would qualify to act as arbitrators under the terms of this Rider. Each of the parties to the Dispute shall, in rotating order, strike one name from the combined lists (the order in which each party participates being determined by randomly drawn lots) until only 2 names remain. The remaining 2 individuals shall thereupon become 2 of the 3 arbitrators; and the 2 of them shall select the third by agreement among the 2 of them. If any party to the Dispute shall fail to timely submit its list of 10 names, upon the application of any other party to the Dispute, that party's list shall be prepared by the Presiding Judge. If any party refuses to participate in the process to eliminate the surplus names from the combined lists, upon the application of any other party to the Dispute, the Presiding Judge shall do so. In the event that the 2 arbitrators selected through the process described herein are unable to agree upon the third arbitrator within 10 business days after their appointment, then upon the application of any party to the Dispute the Presiding Judge shall name the third arbitrator. The third arbitrator shall not be any of the individuals who were among the names on the lists which were eliminated by any party to the Dispute in the process of selecting the first 2 arbitrators, EXCEPT that it may be the last person so eliminated, within the discretion of the other 2 arbitrators or the Presiding Judge, as applicable.

        4. NO WAIVER; PRESERVATION OF REMEDIES. No provision of, nor the exercise of any rights under, this Rider shall limit the right of any party, during any Dispute, to seek, use, and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, its interests. The foregoing shall include, without limitation, rights and remedies relating to (a) exercising self-help remedies (including setoff rights) or (b) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction before, during, or after the pendency of any arbitration. The institution or maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party including the plaintiff, to submit any Dispute to arbitration, including but not limited to any Dispute in connection with which the same may have been instituted or maintained; nor shall any of the same render inapplicable the compulsory arbitration provisions hereof.

        5. MONETARY DISPUTES. In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly and severally, or against one or more of them, less than all, without impairing rights against other liable persons. No party shall be required to join the principal obligor or any other liable persons (including but not limited to sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released. With respect to a Dispute in which the claim or amount in controversy does not exceed $250,000.00, whether or not there may also be non-monetary aspects to the Dispute, a single arbitrator shall be chosen and shall decide the Dispute. In such cases, the single arbitrator shall have authority to render a maximum award of $250,000.00, including all damages of any kind, plus any award for legal expenses as contemplated below, which award may cause the total amount awarded to exceed $250,000.00. With respect to a Dispute in which the claim or amount in controversy exceeds $250,000.00, the Dispute shall be decided by a majority vote of 3 arbitrators; EXCEPT that, as to the monetary aspects of the Dispute, if no 2 of the arbitrators are able to agree upon an amount, then the amount awarded shall be the arithmetic average of the amounts that would be awarded by each of the arbitrators; EXCEPT FURTHER that if any of the amounts varies from the median amount by more than 10% of the median amount, then the amount so varying from the median amount shall be disregarded and the arithmetic average of the remaining 2 amounts shall be the award, UNLESS both the highest and the lowest amount vary from the median amount by more than 10% of the median amount, in which case both the highest and the lowest amounts shall be disregarded and the award shall be the median amount.

     6. NON-MONETARY DISPUTES. Any Dispute in which the controversy does not involve any dollar amount shall be treated for the purposes hereof as one in which a maximum award of $250,000.00 could be awarded, and shall be decided by a single arbitrator as provided in paragraph 5 above.

     7. SCOPE OF AWARD; MODIFICATION OR VACATION OF AWARD; QUALIFICATIONS. The arbitrator(s) shall resolve all aspects of any Dispute in accordance with the terms hereof and applicable substantive law. The arbitrator(s) may grant any remedy or relief that the arbitrator(s) deem(s) just and equitable and within the scope of the terms of this Rider. The arbitrator(s) may also grant such ancillary relief as is necessary to make effective the award. To the extent permitted by applicable law, the arbitrator(s) shall have the power to award recovery of all legal expenses (including, but not limited to attorneys' fees, administrative fees, arbitrators' fees, and other professional fees and expenses) to the prevailing party. However, the award or potential award of legal expenses shall not be considered in determining the amount in controversy for purposes of determining the appropriate number of arbitrators for the Dispute. At the request of any party to the arbitration, the arbitrators shall make specific, written findings of fact and conclusions of law. In all arbitration proceedings in which the amount in controversy exceeds, in the aggregate, $250,000.00 (but only in those arbitration proceedings) the parties shall have in addition to the limited statutory right to seek vacation or modification of an award pursuant to applicable law, the right to seek vacation or modification of any award that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to an appropriate court having jurisdiction; however any such application for vacation or modification of an award base upon an incorrect ruling of law must be filed in a court otherwise having jurisdiction over the Dispute within 15 days after the date the award is rendered. The findings of fact by the arbitrator(s) shall be binding upon all parties and shall not be subject to further review, except as otherwise required by applicable law.

     8. STATUTE OF LIMITATIONS. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding.

     9. OTHER POWERS OF ARBITRATORS. To the maximum extent practicable, the arbitrator(s) shall cause any arbitration proceeding hereunder to be concluded within 180 days after the request by the initiating party for arbitration. To the extent consistent with the foregoing, the arbitrator(s) may allow limited discovery as deemed appropriate under the circumstances, it being understood, however, that the express intent of the parties is to produce a prompt resolution of any Dispute. Arbitration proceedings hereunder shall be conducted in Orange County, California. The arbitrator(s) shall be empowered to impose sanctions and to take such other actions as the arbitrator(s) deem(s) necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Court, and applicable law.

     10. MISCELLANEOUS. This Rider constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Rider shall survive any termination, amendment, or expiration of the Documents, unless the parties otherwise expressly agree in writing. The award for legal expenses shall not be computed in accordance with any court schedule, but shall be as necessary to fully reimburse all attorneys' fees and other legal expenses actually and reasonably incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate for all the attorneys' fees and other legal expenses reasonably paid in good faith. This Rider may be amended, changed, or modified only by the express provisions of a writing which specifically refers to this Rider and which is signed by all the parties to be bound thereby. If any term, covenant, condition or provision of this Rider is found to be unlawful or invalid or unenforceable by any court of competent jurisdiction, such illegality or invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Rider, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid or unenforceable part had not been included. The captions or headings in this Rider are for convenience of reference only and are not intended to constitute any part of the body or text of this Rider. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE HEREUNDER DECIDED BY NEUTRAL ARBITRATION, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. YOU HAVE READ AND

UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES HEREUNDER TO NEUTRAL ARBITRATION.


[INITIALS ILLEGIBLE] initials                         initials
- --------------------          --------       --------          ---------

                  ANAHEIM
   [LOGO]         REDEVELOPMENT
                  AGENCY
300 South Harbor Boulevard, Suite 900, Anaheim, CA 92805 - (714) 533-8750
- - FAX (714) 956-3926
- -------------------------------------------------------------------------------

STATE OF CALIFORNIA )
COUNTY OF ORANGE    )  ss.
CITY OF ANAHEIM     )

I, LEONORA N.SOHL, Secretary of the Anaheim Redevelopment Agency, do hereby certify that, upon motion duly made and seconded, the attached Agreement with the party(ies) named below was approved by the Anaheim Redevelopment Agency at a regular meeting of said Agency on the date listed below:

        DATE OF APPROVAL:  December 10, 1991

        CONTRACTING PARTY(IES):  First Interstate Mortgage Company

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Anaheim Redevelopment Agency on the Date of Approval above set forth.



                                             /s/ LEONORA H. SOHL
                               ---------------------------------------------
                               SECRETARY OF THE ANAHEIM REDEVELOPMENT AGENCY




(SEAL)

RECORDING REQUESTED BY                    )
AND WHEN RECORDED MAIL TO:                )

Anaheim Redevelopment Agency              )
200 South Anaheim Boulevard               )
Anaheim, California 92805                 )
Attn: Mr. Robert Zur Schmiede             )

- -------------------------------------------------------------------------------

                           MEMORANDUM OF LEASE

    This MEMORANDUM OF LEASE ("Memorandum") effective as of November 15, 1994, is entered into between the Anaheim Redevelopment Agency, a public body, corporate and politic ("Lessor") and First Interstate Mortgage Company ("Lessee").

                                RECITALS

        A. Lessor is the owner of certain real property, namely an airspace parcel consisting of a 679-space parking garage, retail and related improvements (the "Premises") more particularly described in EXHIBIT "A" attached hereto, which Premises are appurtenant to the office building located at 222 South Harbor Boulevard in the City of Anaheim, County of Orange, State of California, more particularly described in EXHIBIT "B" attached hereto and incorporated herein by reference.

        B. Lessor and Lessee executed that certain Parcel "PA" Lease and Limited Option to Purchase dated as of February 21, 1992 (as amended, the "Lease"), pursuant to which Lessor leased to Lessee and Lessee leased from Lessor the aforementioned Premises for a term commencing on July 1, 1991 and expiring on June 30, 2034 unless earlier terminated pursuant to the Lease. In addition, as more particularly set forth in the Lease, Lessor granted to Lessee an Option to Purchase the Premises. Lessee and Lessor entered into a First Amendment to the Lease, effective as of November 15, 1994.

        C. The parties desire to cause this Memorandum to be recorded in the Official Records of Orange County in accordance with Section 203 of the Lease.

        NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

        1. TERM. The Term of the Lease commenced on July 1, 1991 and will expire on June 30, 2034 unless earlier terminated as provided in the Lease.

        2. LEASE. Lessor hereby leases the Premises to Lessee, and Lessee hereby leases the Premises from Lessor, upon all terms, covenants and conditions contained in the aforementioned Lease made and entered into by and between Lessor and Lessee showing date of execution by Lessor of February 21, 1992 and a date of execution by Lessee of November 25, 1991.

        3. LEASE TERMS. The lease of the Premises to Lessee is on all of the terms and conditions of the Lease, which is incorporated in this Memorandum by reference. The Lease includes, among other terms, an Option to Purchase the Premises.

        3. PURCHASE OPTION. Lessor grants Lessee an option to purchase the Premises for the purchase price and on the terms and conditions specified in the Lease.

        4. BINDING ON SUCCESSORS AND ASSIGNS. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors in interest and assigns.

        5. OTHER PROVISIONS. All provisions of the Lease, including those pertaining to rental, are incorporated herein by reference, and shall bind the parties to this Memorandum.

        6. INCONSISTENCIES. If there is any inconsistency between the terms of this Memorandum and the Lease, then as to such inconsistency, the provisions of the Lease shall prevail.

        7. COUNTERPARTS. This Memorandum may be executed in counterparts, and all counterparts together shall be construed as one document.

        IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the date first above written.

LESSOR                                  LESSEE

the Anaheim Redevelopment Agency,       First Interstate Mortgage Company, a
a public body, corporate and politic    California Corporation

By:                                     By:
     -------------------------------         -------------------------------
Its:
     -------------------------------    Its:
                                             -------------------------------



Approved as to form:
Law Offices of Lance E. Garber
Anaheim Redevelopment Agency Special Counsel


- ---------------------------------
Lance E. Garber

                               EXHIBIT "A"

     ALL PRESENT AND FUTURE ESTATE, RIGHT, TITLE AND INTEREST OF LESSEE TO THE REAL PROPERTY DESCRIBED BELOW AND ANY OTHER REAL PROPERTY DEMISED PURSUANT TO THAT CERTAIN GROUND LEASE. DATED AS OF FEBRUARY 21, 1992 BY AND BETWEEN FIRST INTERSTATE MORTGAGE COMPANY, AS LESSEE, AND THE ANAHEIM REDEVELOPMENT AGENCY, AS LESSOR, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT EFFECTIVE AS OF NOVEMBER 15, 1994, AND ALL PRESENT AND FUTURE AMENDMENTS, EXTENSIONS, RENEWALS AND MODIFICATIONS THEREOF AND SUPPLEMENTS THERETO (COLLECTIVELY, THE "GROUND LEASE"), ALL PRESENT AND FUTURE OPTIONS OF ANY KIND (INCLUDING WITHOUT LIMITATION OPTIONS TO ACQUIRE FEE TITLE TO ANY PART OF THE REAL PROPERTY DEMISED THEREBY), RIGHTS OF FIRST REFUSAL, PRIVILEGES AND OTHER BENEFITS OF THE LESSEE UNDER THE GROUND LEASE, TOGETHER WITH ANY GREATER ESTATE IN THE REAL PROPERTY DEMISED THEREBY (AS HEREINAFTER DEFINED) NOW OWNED OR HEREAFTER ACQUIRED BY TRUSTOR, AND ALL PRESENT AND FUTURE ESTATE, RIGHT, TITLE AND INTEREST OF THE LESSEE UNDER THE GROUND LEASE IN AND TO ALL BUILDINGS, STRUCTURES OR IMPROVEMENTS OF ANY KIND WHATSOEVER NOW OR IN THE FUTURE LOCATED ON THE REAL PROPERTY DEMISED THEREBY:

     PARCEL 1 OF PARCEL MAP NO. 86-142 (THE "PARCEL MAP") IN THE CITY OF ANAHEIM, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 232, PAGES 15 THROUGH 19 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

     EXCEPTING AND RESERVING TO THE OWNERS THEREOF ALL OIL, GAS AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CITY OF ANAHEIM REDEVELOPMENT PROJECT ALPHA AS RECORDED IN BOOK 10812, PAGE 27, OF ORANGE COUNTY RECORDS, STATE OF CALIFORNIA AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF.

                              EXHIBIT "B"

     PARCEL 1 OF PARCEL MAP. NO. 84-229, IN THE CITY OF ANAHEIM, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 194, PAGES 22 AND 23 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

     EXCEPT ALL OIL, GAS AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL HOLE, SHAFT, OR OTHER MEANS OF EXPLORING FOR, REACHING, OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CITY OF ANAHEIM REDEVELOPMENT PROJECT ALPHA, AS RECORDED IN BOOK 10812, PAGE 27 OF ORANGE COUNTY RECORDS, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, BY INSTRUMENT NO. 86-530706, OFFICIAL RECORDS.

STATE OF CALIFORNIA              )
                                 )ss.
COUNTY OF_________               )


     On____________ , before me,____________ , personally appeared ________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person(s) or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


Signature
          ----------------------------

                  (This area for official notarial seal)


STATE OF CALIFORNIA              )
                                 )ss.
COUNTY OF                        )

     On ____________ , before me, _____________________ , personally appeared
___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person(s) or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

        Signature
                  --------------------

                  (This area for official notarial seal)

                     FIRST AMENDMENT TO LEASE AND
                      LIMITED OPTION TO PURCHASE

     This First Amendment to Lease and Limited Option to Purchase ("First Amendment") modifies that certain Lease and Limited Option to Purchase made by and between the ANAHEIM REDEVELOPMENT AGENCY, a public body, corporate and politic ("Agency"), and FIRST INTERSTATE MORTGAGE COMPANY, a California corporation ("Lessee"), and dated February 21, 1991 (the "Lease") and is made effective as of this 15th day of November, 1994 by and between Agency and Lessee.

                                RECITALS

     A. Agency and Lessee desire to amend and restate certain provisions of the Lease as more particularly set forth in this First Amendment.

                               AGREEMENT

      In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 901 OF THE LEASE. SECTION 901 OF THE LEASE ENTITLED "PROHIBITION AGAINST VOLUNTARY ASSIGNMENT, SUBLETTING, AND ENCUMBERING NO FEE SUBORDINATION BY AGENCY" is hereby amended in its entirety as set forth below:

      A. [SECTION 901]

     ASSIGNMENT, SUBLETTING, AND ENCUMBERING

     1. GENERAL PROHIBITION AGAINST ASSIGNMENT, SUBLETTING, AND ENCUMBERING WITHOUT AGENCY CONSENT.

         Lessee shall not voluntarily assign, collaterally assign or encumber its interest in the Lease or in the Parking Facility, or sublease all or any part of the Parking Facility, or allow any other person or entity (except Lessee's authorized representatives, including, without limitation, the operator of the Parking Facility) to occupy or use all or any part of the Parking Facility, without first obtaining the prior written consent of the Executive Director of Agency which shall not be unreasonably withheld and shall be based on the criteria enumerated below. The foregoing shall not apply to the rental of parking spaces in the Parking Facility, whether on a reserved or a non-reserved basis or to the Sublease of spaces contemplated by Article XVI below.

          Inasmuch as this Lease is made appurtenant to Acquisition Parcel "A", consent to such an assignment will only be given if: (a) the proposed assignee will also acquire fee title to Acquisition Parcel "A";
     (b) Lessee gives Agency no less than thirty (30) days prior written notice of the proposed assignment with appropriate documentation as evidence that the proposed assignee qualifies as a permitted assignee;
     (c) Lessee pays Agency the sum of One Thousand Dollars ($1,000) to cover Agency's costs of reviewing the proposed assignment; (d) the proposed assignee, in recordable form and content reasonably satisfactory to the General Counsel of Agency, expressly assumes all of the covenants and conditions of this Lease; (e) the proposed assignee is a creditworthy purchaser with reasonably satisfactory experience (or who has contracted with a third party manager to operate the Office Building, which manager has reasonably satisfactory experience) in operating a successful class A office building; and (f) the transfer occurs concurrently with the conveyance of fee title to Acquisition Parcel "A".

         Consent to such an encumbrance or to a collateral assignment will only be given if: (a) the proposed encumbrancer or collateral assignee holds and will continue to hold an encumbrance on Acquisition Parcel "A" to secure the payment of money loaned solely on the security of Acquisition Parcel "A"; (b) the encumbrance held on Acquisition Parcel "A" will be cross-defaulted with the proposed encumbrance or collateral assignment so that the proposed encumbrancer or collateral assignee will succeed to the interest of Lessee upon becoming vested with fee title to Acquisition Parcel "A"; (c) Lessee gives Agency no less than thirty (30) days prior written notice of the proposed encumbrance or collateral assignment with appropriate documentation to evidence that the proposed encumbrancer or collateral assignee is a commercial lender or is otherwise an encumbrancer or collateral assignee which is reasonably acceptable to Agency; (d) Lessee Agency the sum of One Thousand Dollars ($1,000) to cover Agency's costs of reviewing the proposed assignment; and (e) the proposed encumbrancer or collateral assignee, in form and content reasonably satisfactory to the General Counsel of Agency, expressly agrees to assume all of the covenants and conditions of this Lease if and when it succeeds to Lessee's interest in this Lease and for so long as it holds that interest. Any assignment, encumbrance or sublease without the consent of the Executive Director of Agency shall be voidable and, at Agency's election, shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Section. Attachments 3A and 3B to this Lease are forms of assumption which are satisfactory to Agency for use in connection with any such assignment, it being expressly understood and agreed, however, that any number of other forms to a similar effect would also be satisfactory.

           Despite the foregoing, no consent of Agency shall be required for any assignment of Lessee's interest in this Lease to any Affiliate (as defined in Section 1413 below), but no such assignment shall relieve Lessee of its obligations hereunder, and Lessee shall promptly advise Agency of any assignment to an Affiliate.

           If Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any general partner, or the dissolution of the partnership shall be deemed a voluntary assignment.

           Lessee immediately and irrevocably assigns to Agency, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Parking Facility as permitted by this Lease, and Agency, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Agency's application, may collect such rent and apply it toward Lessee's obligations under this Lease; except that, until the occurrence of an act of default by Lessee, Lessee shall have the right to collect such rent.

           Under no circumstances will Agency subordinate Agency's fee title to the Parking Facility to any interest.

     2. EXCEPTIONS TO GENERAL PROHIBITION.

          Notwithstanding anything to the contrary contained in Section
     IX A.1., above, Lessee shall have the right during the term of the Lease to voluntarily assign, sublease, collaterally assign or encumber its interest in this Lease or in the Parking Facility without first obtaining the prior written consent of the Executive Director of Agency subject to the terms and conditions contained in this Section IX A.2.

          Lessee may voluntarily assign or sublease its interest in this Lease without the prior written consent of the Executive Director of Agency only if: (a) the proposed assignee will also acquire fee title to Acquisition Parcel "A"; (b) Lessee gives Agency thirty (30) days prior written notice of the proposed assignment with appropriate documentation as evidence that proposed assignee qualifies as a permitted assignee hereunder; (c) the proposed assignee, in recordable form and content, expressly assumes all of the terms, covenants and conditions of this Lease arising on or after such assumption; (d) the proposed assignee or affiliates or principals of the proposed assignee have at least three years experience (or have contracted with a third party manager who has at least three years experience) in the operation of a class A office building; and (e) the proposed assignee, following the assignment and the conveyance of fee title to Acquisition Parcel "A", shall either (i) have an Equity Interest (as hereinafter defined) on the proposed transfer date in Acquisition Parcel "A" and the Leasehold interest in the Parking Garage (collectively the "Project") equal to or greater than twenty-five percent (25%) of the Purchase Price (as hereinafter defined) for Acquisition Parcel "A" and this Lease or (ii) have a net worth equal to or exceeding twenty-five percent (25%) of the Purchase Price; and (f) concurrently with the transfer of Acquisition Parcel "A", and as more particularly provided in Section 1614 of this Lease, the assignee (other than a Qualified Lender upon foreclosure, Trustees sale or deed in lieu of either of the foregoing) shall give the Agency a security deposit equal to the current year's Fixed Annual Rent which security deposit shall be invested in a separate money market account with an insured financial institution with interest accruing for the benefit of Lessee unless Lessor continues to hold a prior Lessee's security deposit. For the purpose of this Section IX A.2. the term "Purchase Price" as used herein, shall mean the total value of all consideration to be paid by the proposed assignee for the purchase of the Project. The term "Equity Interest" as used herein, shall mean the sum equal to the Purchase Price minus the amount of all financing which would be secured by the Project. By way of example, if the proposed Purchase Price is ten million dollars ($10,000,000) and the financing to be secured by the Project is seven million dollars ($7,000,000), then the Equity of the proposed assignee would be equal to three million dollars ($3,000,000) or thirty percent (30%) of the Purchase Price.

           Lessee may voluntarily encumber or collaterally assign its interest in the Lease without first obtaining the prior written consent of the Executive Director of Agency if: (a) the proposed encumbrancer or collateral assignee holds or will continue to hold an encumbrance on Acquisition Parcel "A" and the Lease to secure the same obligation; (b) the encumbrance held on the Lease will be cross-defaulted with the proposed encumbrance or collateral assignment so that the proposed encumbrancer or collateral assignee will succeed to the interest of Lessee upon becoming vested with fee title to Acquisition Parcel "A";
     (c) Lessee gives Agency no less than thirty (30) days prior written notice of the proposed encumbrance or collateral assignment; (d) the proposed encumbrancer, beneficiary under the deed of trust or collateral assignee is a "Qualified Lender" (on behalf of itself or as agent, advisor or trustee for another person(s) or entity(ies); and (e) the proposed encumbrancer or collateral assignee, in recordable form and content, shall assume all of the terms, covenants and conditions of this Lease if and when it succeeds to Lessee's interest in this Lease but only for and during the period it holds that interest. Attachments 3A and 3B to this Lease are forms of assignment which are satisfactory to Agency for use in connection with any such assignment, it being expressly understood and agreed, however, that any number of other forms to a similar effect would also be satisfactory. The term "Qualified Lender" as used herein, shall mean any of the following persons or entities: (i) any state or national bank; (ii) any foreign banking or financial institution; (iii) any federal or state savings bank; (iv) any federally or state chartered savings and loan association; (v) any insurance company with gross assets or surplus in excess of $50,000,000 at the time the mortgage is extended; (vi) any person or entity holding a commercial finance license (or any other license allowing commercial loan activity) in the State of California; (vii) any pension fund (whether directly or through an investment advisor); (viii) any broker/dealer including without limitation any mutual fund or investment company registered under the Securities Act of 1934 as amended; (ix) any person or entity exempt from the usury limitations imposed by the California Constitution; (x) any mortgage or real estate investment trust with gross assets of not less than $50,000,000; (xi) any college or university endowment fund with gross assets of not less than $50,000,000; (xii) any other financial institution (including without limitation any asset pool, mutual fund or investment company) with gross assets of not less than $50,000,000;
     (xiii) any special purpose partnership, corporation, trust or other entity, formed for the purpose of issuing debt which debt is rated investment grade quality (i.e. not less than "AA" by Standard & Poors or a similar rating by another agency), upon issuance, by a nationally recognized rating agency, (xiv) any affiliate of any of the foregoing including without limitation any holding company; or (xv) any affiliate of the Lessee. In the event that a mortgage is extended in favor of a Qualified Lender such Qualified Lender shall not be limited in any manner in selling, transferring or securitizing any indebtedness secured by such mortgage, in whole or in part, and each and every purchaser or holder of such indebtedness or any interest therein shall be deemed a Qualified Lender.

     3. HYPOTHECATION OF LEASEHOLD.

         (a) Subject to the provisions of this Section IX A., Lessee shall have the right at all times during the term of this Lease, without the consent of Agency, to encumber the leasehold estate created by this Lease by one or more mortgages, deeds of trust or other security instruments, including, without limitation, assignments of the rents, issues and profits from the Parking Facility, to secure repayment of any loans, and associated obligations, made to Lessee, for any purpose whatsoever. Any such mortgage, deed of trust, or other security instrument, including without limitation, assignments of rents, issues and profits from the Parking Facility, and all rights of the mortgagee, beneficiary or security holder thereunder, shall be subject to all terms, covenants and conditions of this Lease, as amended, and to all rights and interest of Agency under this Lease, as amended. In no event shall any Leasehold Mortgage constitute or be deemed to constitute a lien upon the fee estate and reversionary interest of Agency.

          (b) As used herein, "Leasehold Mortgage" shall mean any mortgage, deed of trust or other security instrument, including, without limitation, an assignment of the rents, issues and profits from the Parking Facility, which constitutes a lien on the leasehold estate created by this Lease. As used herein, "Lender" shall mean the holder or holders of each Leasehold Mortgage.

          (c) During the continuance of any Leasehold Mortgage and until such time as the lien of any Leasehold Mortgage has been extinguished:

          (i) Agency shall not agree to any mutual termination nor accept any surrender of this Lease, nor shall Agency consent to any amendment or modification of this Lease, without the prior written consent of each Lender.

          (ii) Notwithstanding any default by Lessee in the performance or observance of any agreement, covenant or condition of this Lease on the part of Lessee to be performed or observed, Agency shall have no right to terminate this Lease unless an event of default shall have occurred and be continuing, and Agency shall, subject to subparagraph
     (vii) of this Section IX A.3.(c), have given each Lender written notice of such event of default, and each or any Leader shall have failed to remedy such default or acquire Lessee's leasehold estate created hereby or commence foreclosure or other appropriate proceedings in the nature thereof, all as set forth in, and within the time specified by, this
     Section IX A.3.(c).

           (iii) Any Lender shall have the right, but not the obligation, at any time prior to termination of this Lease and without payment of any penalty, to pay all of the rents due hereunder, to obtain and place in effect any insurance, to pay any taxes and assessments, to make any repairs and improvements, to do any other act or thing required of Lessee hereunder, and to do any act or thing which may be necessary and proper to be done in the performance and observance of the agreements, covenants and conditions hereof to prevent termination of this Lease. All payments so made and all things so done and performed by any Lender shall be as effective to prevent a termination of this Lease as the same would have been if made, done and performed by Lessee instead of by such Lender. Any sublessee of the Parking Facility, and any sublessee of such sublessee, and their respective possession and use, shall not be disturbed by Agency in the event of any default hereunder or termination of this Lease so long as (A) such sublessee performs all obligations binding upon it under its sublease, (B) such sublessee attorns to Agency, and (C) any default in the payment of any monetary obligations of Lessee under this Lease is cured within the period of time applicable to Lender hereunder, (D) such sublease is not inconsistent with the terms of the Lease.

          (iv) Should any event of default under this Lease occur and such event of default not be cured or remedied by Lessee within the time periods required under this Lease, any Lender shall have thirty (30) days after receipt of notice from Agency, subject to subparagraph (vii) of this Section IX A.3.(c), setting forth the nature of such uncured event of default, and, if the default is such that possession of the Parking Facility may be reasonably necessary to remedy the default, a reasonable time after the expiration of such thirty (30) day period, within which to remedy such default, provided that (A) the Lender shall have fully cured any default in the payment of any monetary obligations of Lessee under this Lease within such thirty (30) day period and shall continue to pay or cause to be paid currently such monetary obligations as and when the same are due and (B) the Lender shall have acquired Lessee's leasehold estate created hereby or commenced foreclosure or other appropriate proceedings in the nature thereof within such period, or prior thereto, and is diligently prosecuting any such proceedings. All rights of Agency to terminate this Lease as the result of the occurrence of any such event of default shall be subject to, and conditioned upon, Agency, subject to subparagraph (vii) of this Section IX A.3.(c), having first given each Leader written notice of such default and such Lender having failed to remedy such default or, acquire Lessee's leasehold estate created hereby or commence foreclosure or other appropriate proceedings in the nature thereof as set forth in and within the time specified by this subparagraph IX A.3.(c)(iv).

          (v) Any uncured event of default under this Lease which in the nature thereof cannot be remedied by a Lender shall be deemed to be remedied if (A) within thirty (30) days after receiving written notice from Agency, subject to subparagraph (vii) of this Section IX A.3.(c), setting forth the nature of such uncured event of default, or prior thereto, the Lender shall have acquired Lessee's leasehold estate created hereby or shall have commenced foreclosure or other appropriate proceedings in the nature thereof, (B) the Lender shall diligently prosecute any such proceedings to completion, and (C) the Lender shall have fully cured any default in the payment of any monetary obligations of Lessee hereunder which do not require possession of the Parking Facility within such thirty (30) day period and shall thereafter continue to faithfully perform all such monetary obligations which do not require possession of the Parking Facility, and (D) after gaining possession of the Parking Facility the Lender performs all other obligations of Lessee hereunder (excepting however the cure or remedy of such event or events of defaults which in the nature thereof cannot be remedied by a Lender) arising on or after such possession as and when the same are due.

          (vi) If a Lender is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving Lessee from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the times specified in subparagraph IX A.3.(c)(iv) and (v) above for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition; provided that the Lender shall have fully cured, within the 30-day time periods set forth in subparagraphs IX A.4.(c)(iv) and (v) above, any default in the payment of any monetary obligations of Lessee under this Lease and shall continue to pay currently such monetary obligations as and when the same fall due.

         (vii) Agency shall mail or deliver to any Lender a duplicate copy of any and all notices which Agency may from time to time give to or serve upon Lessee pursuant to the provisions of this Lease, and such copy shall be mailed or delivered to such Lender simultaneously with the mailing or delivery of the same to Lessee. No notice by Agency to Lessee hereunder shall be deemed to have been given unless and until a copy thereof shall have been mailed or delivered to all Lenders as herein set forth. Lessee (or, at a Lender's option, Lender) shall provide Agency with written notice of the name, mailing address, street address and telephone number of each Leader. Any Lender may directly provide such information to Agency. Upon receipt of such information (unless otherwise actually known to Agency), Agency shall thereupon become and thereafter shall be bound to mail or deliver a duplicate copy of all notices to the Lessee hereunder to each such Lender.

          (viii) Notwithstanding anything to the contrary contained herein, foreclosure of a Leasehold Mortgage, or any sale thereunder, whether by judicial proceedings or by virtue of any power contained in the Leasehold Mortgage, or any conveyance of the leasehold estate created hereby from Lessee to a Lender through, or in lieu of, foreclosure or other appropriate proceedings in the nature thereof shall not require the consent or approval of Agency or constitute a breach of any provision of or a default under this Lease, and upon such foreclosure, sale or conveyance Agency shall recognize the Lender, or any other foreclosure sale purchaser, as Lessee hereunder, as long as the Lender, or any other foreclosure purchaser, has acquired both the leasehold estate as created by this Lease and Acquisition Parcel "A." In the event the Lender becomes Lessee under this Lease or any new lease obtained pursuant to subparagraph IX A.3.(c)(ix) below, or in the event the leasehold estate hereunder is purchased by any other party at a foreclosure sale, the Lender, or such other foreclosure sale purchaser, shall be bound to perform and satisfy the obligations of Lessee under this Lease or such new lease; provided, however, that the personal liability of the Lender, or such foreclosure sale purchaser, for the obligations of Lessee under this Lease or such new lease shall exist only with respect to obligations arising during the period of time that the Lender or such other foreclosure sale purchaser remains lessee thereunder, and the Lender's or such foreclosure sale purchaser's right thereafter to assign this Lease or such new lease shall not be subject to any restriction, except that the assignee or purchaser of this Lease shall also simultaneously purchase or sublease Acquisition Parcel "A." All subsequent purchasers or assignees of this Lease or the leasehold interest created hereby shall be bound by and shall adhere to the restrictions on assignment and subletting set forth in Section IX A. hereof. In the event the Lender subsequently assigns or transfers its interest under this Lease after acquiring the same by foreclosure or deed in lieu of foreclosure or subsequently assigns or transfers its interest under any new lease obtained pursuant to subparagraph IX A.3.(c)(ix), and in connection with any such assignment or transfer the Lender takes back a mortgage or deed of trust encumbering such leasehold interest to secure a portion of the purchase price given to the Lender for such assignment of transfer, then such mortgage or deed of trust shall be considered a Leasehold Mortgage as contemplated under this Section IX A.3. and the Lender shall be entitled to receive the benefit of and enforce the provisions of this
     Section IX A.3. and any other provisions of this Lease intended for the benefit of the holder of a Leasehold Mortgage.

          (ix) Should Agency terminate this Lease by reason of any default by Lessee hereunder, or should Lessee terminate this Lease, or attempt to do so, pursuant to Section 365(a) of the Bankruptcy Code, 11 U.S.C. Section 101 ET SEQ., then Agency shall, upon written request by any Lender given within sixty (60) days after such termination (or within thirty (30) days after such termination by any Lender which has previously received notice from Agency of any uncured and uncontested monetary default by Lessee hereunder and not elected, at its option, to effect a cure thereof within the time periods set forth in subsection
     (c) of this Section IX A.3.), immediately execute and deliver a new lease of the Parking Facility to such Lender, or its nominee, purchaser, assignee or transferee, for the remainder of the term of this Lease with the same agreements, covenants and conditions (except for any requirements which have been fulfilled by Lessee prior to termination) as are contained herein and with priority equal to that hereof; provided, however, as a precondition to obtaining such new lease the Lender shall cure any defaults of Lessee susceptible to cure by a Lender; provided, further, that Lender's personal liability under such new Lease shall terminate upon an assignment of such lease in accordance with the terms hereof. Upon execution and delivery of such new lease, Agency shall take such action as shall be necessary to cancel and discharge this Lease and to remove Lessee named herein from the Parking Facility.

          (x) The name of any Lender may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by the Lessee hereunder provided that all insurance proceeds from insurance carried by Lessee for the Parking Facility shall be deposited in a third party escrow account to be used by Lessee solely for repair of the Parking Facility in accordance with Section 801, et seq. of the Lease.

          (xi) Ground Lessee or Lender, as a successor of Lessee, shall not be prohibited from protesting or contesting any and all taxes, tax valuations or tax assessments upon the Parking Facility and the improvements thereon, and Agency agrees upon request to join in any such protest or contest at Ground Lessee's or Lender's sole cost and expense provided that Agency is not required to advocate the Lessee's position.

           (xii) Agency agrees promptly after submission to execute, acknowledge and deliver any agreements modifying this Lease reasonably requested by any Lender, provided that such modification agreements do not reduce the Rental, change the duration of the term, diminish the Lessee's obligations, or in any way impair or reduce Agency's prior rights as in this Lease expressly provided for or otherwise impair or reduce Agency's security.

           (xiii) Each Lender shall be given notice of any legal action hereunder and shall have the right to intervene therein and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that any Lender shall not elect to intervene or become a party to such proceedings, such encumbrancer or collateral assignee shall receive notice of a copy of any award or decision made in said proceedings.

           (xiv) Nothing contained in this Article shall enlarge or increase the rights or remedies available to Agency to terminate this Lease prior to the expiration of the term hereof as such rights and remedies are set forth in this Lease. The provisions of this Article are intended by the parties to benefit any Lender.

     4. ADDITION OF SECTION 1308 OF THE LEASE. The following is added to the Lease as Section 1308:

            [SECTION 1308] RESERVATION BY AGENCY.

         Notwithstanding anything contained in this Article XIII to the contrary, including, without limitation, the express provisions of
     Section 1304, from the conveyance Agency shall have the right to reserve a leasehold interest in the Parking Facility providing for rights to, and obligations of, Agency consistent with, and on the same terms and conditions as those set forth in Article XVI of this Lease. The term of said leasehold interest shall be ninety-nine (99) years and the rent therefor shall be the nominal sum of one ($1.00) per year.

     5. ADDITION OF SECTION 1415 OF THE LEASE. The following is added to the Lease as Section 1415:

             O. [SECTION 1415] NO MERGER.

         (a) There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Parking Facility by reason of the fact that the same person may own or hold (i) the leasehold estate created by this Lease or any interest in such leasehold estate and (ii) the fee estate in the Parking Facility or any interest in such fee estate; and no merger shall occur unless and until Agency, Lessee and any Lender shall join in a written instrument effecting such merger and shall duly record the same.

         (b) Unless there has been a failure of Lender to cure a default after expiration of notice and cure periods, no termination of this Lease shall cause a merger of the estates of Agency and Lessee, unless Agency and each Leader so elects, and any such termination shall, at the option of Agency and any Lender, either work a termination of any sublease in effect or act as an assignment to Agency of Lessee's interest in any such sublease.

     6. ADDITION OF SECTION 1416 OF THE LEASE. The following is added to the Lease as Section 1416 of the Lease:

         P. [SECTION 1416] ESTOPPEL CERTIFICATES. Lessee or Agency, as the case may be, shall execute, acknowledge and deliver to the other and/or to any Lender or proposed Assignee under Section 901 hereof, promptly upon request, and in any event not later than fifteen (15) business days following receipt of such request, but not more than once to each party in each consecutive period of six calendar months (unless any breach or default hereunder shall have occurred or be alleged in writing to have occurred, in which case the foregoing semiannual limitation shall not apply), its certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (b) the dates, if any, to which all rental due hereunder has been paid, (c) whether there are then existing any charges, offsets or defenses against the enforcement by Agency of any agreement, covenant or condition hereof on the part of Lessee to be performed or observed (and, if so, specifying the same), (d) whether there are then existing any defaults (or facts which with notice or the passage of time, or both could ripen into a default) by Lessee in the performance or observance by Lessee of any agreement, covenant or condition hereof on the part of Lessee to be performed or observed and whether any notice has been given to Lessee of any default which has not been cured (and, if so, specifying the same), and (e) whether Lessee has exercised the option to purchase the Parking Facility. Any such certificate may be relied upon by a prospective purchaser, mortgagee or trustee or beneficiary under a deed of trust on the Parking Facility or any part thereof. Failure to execute, acknowledge, and deliver, on request, the certified statement described above within the specified time shall constitute acknowledgement by the party failing to so deliver the statement for the benefit of the party requesting the statement and all persons entitled to rely on the statement that this Lease is unmodified and in full force and effect and that the rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of the notice of request and shall constitute a waiver, with respect to all persons entitled to rely on the statement, of any defaults that may exist before the date of the notice.

     7. ADDITION OF ARTICLE XVI OF THE LEASE. The following is added to the Lease as Article XVI:

         A. [SECTION 1601] RESERVATION OF RIGHTS TO AGENCY.

         Notwithstanding anything contained in this Lease to the contrary, Agency, from the grant to Lessee of the exclusive use, occupancy and possession of the Parking Facility represented by this Lease, and subject to the terms and conditions of this Article XVI, reserves unto itself, the non-exclusive right to use, occupy and possess the Parking Facility during any or all of the following days and times:

     Monday through Friday          5:30 p.m. to 5:30 a.m. (next day)

     Saturday                       24 hours

     Sunday                         12:00 a.m. to 5:30 a.m. (Monday)

     Holidays on which              12:00 a.m. to 5:30 a.m. (next day)
     the office of the
     Office Building is
     closed


     (collectively, the "Agency Times of Use").

          B. [SECTION 1602] PRIORITY OF USE.

          The use of the Parking Facility by the Agency or Agency's
     Permittees ("Agency's Use") shall at all times be subordinate and subject to the primary use of the Parking Facility which is to provide City of Anaheim Municipal Code-required parking for the tenants, employees, visitors, owners and guests of the Office Building and Agency acknowledges and agrees that (1) some of the vehicles parked for such business purposes will not have vacated the Parking Facility by 5:30 p.m. on Business Days, (2) some of the tenants of the Office Building have regular operations during the Agency Times of Use, which operations require parking in the Parking Facility by said tenants, their employees, visitors and guests, and (3) some of the tenants of the Office Building will make incidental use of the Parking Facility during the Agency Times of Use. Accordingly, Agency covenants and agrees that at all times during the Agency Times or Use, the Lessee's right to provide parking for the tenants, employees, visitors and guests of the Office Building in the Parking Facility and to set the terms and conditions thereof shall be superior to the rights of Agency hereunder to the extent of any conflict between the Lessee's use and Agency's Use.

         C. [SECTION 1603] PRIOR NOTICE TO LESSEE.

         If and when Agency elects to exercise its right to use, occupy and possess the Parking Facility, it shall notify Lessee in writing of the precise dates and times of such use, occupancy and possession. Said notice shall be given not later than fifteen (15) business days prior to the date on which Agency elects for such use to commence.

         D. [SECTION 1604] OPERATION OF PARKING FACILITY.

         There shall be a single operator for the Parking Facility to be selected by Lessee (and reasonably acceptable to Agency). If the operator selected by Lessee is not reasonably acceptable to Agency, Agency (but not any assignee of Agency) may upon not less than thirty
     (30) days prior written notice employ a single operator, for the Agency Terms of Use; provided that such operator shall be subject to the prior reasonable approval of Lessee, shall carry such insurance as Lessee may reasonably require and shall operate the Parking Facility in accordance with the provisions of the Lease. Agency at its sole cost and expense shall bear all costs to operate the Parking Facility during all of the portion of the Agency Times of Use for which Agency has elected to use, occupy and possess the Parking Facility pursuant to notice given to Lessee under Section 1603 above (the "Agency's Hours of Operation"). Agency's cost of operating the Parking Facility during the Agency's Hours of Operation shall include, without limitation, all direct operating costs ("Direct Cost") such as gatekeepers, security, increases in insurance costs attributable to the Agency's Use and costs of the parking operator but shall not include Operating Costs (defined below) Maintenance Costs (defined below) or utilities, which costs shall be allocated pursuant to Sections 1605 and 1608 below.

         E. [SECTION 1605] MAINTENANCE AND REPAIRS OF IMPROVEMENTS.

         Agency and Lessee acknowledge and agree that pursuant to
     Section 601 of the Lease, Lessee has assumed full responsibility for the operation and maintenance of the Parking Facility, and the improvements and all elevators, fixtures and furnishings thereon or therein, and all sidewalks, curbs and paving, and all landscaping adjacent to the Parking Facility (but excluding the Retail Space and the Expansion) and within the public right-of-way, throughout the Term of this Lease without expense to Agency unless otherwise specified in this Lease, and to perform all repairs and replacements necessary to maintain and preserve the Parking Facility, and the improvements, elevators, fixtures and furnishings, sidewalks, curbs and paving, and landscaping, in a manner reasonably satisfactory to Agency and in compliance with all applicable laws (collectively, the "Maintenance Costs"). In addition, Lessee is also required to pay all taxes, insurance, association dues or assessments and other costs of operating the Parking Facility (collectively, the "Operating Costs")

         Nothing contained in this Article XVI shall be deemed, construed or interpreted to amend, alter, modify or diminish Lessee's obligations under Section 601 of this Lease. However, to defray the costs incurred by Lessee by reason of any use of the Parking Facility authorized or permitted by Agency (or any assignee of Agency) 14 during Agency Times of Use, Lessee shall be entitled to offset, against each monthly payment of Fixed Annual Rent-Parking Facility, an amount equal to the product obtained by multiplying (1) the sum of the Direct Costs (unless previously paid by Agency), Maintenance Costs, utilities and Operating Costs incurred by Lessee, during the immediately preceding month (excluding any costs relating to the operation and maintenance of the drive-through bank tellers located in a portion of the Parking Facility structure) by (2) a fraction the numerator of which is the total number of the Agency's Hours of Operation for said month and the denominator of which is the total number of hours in the immediately preceding month (E.G., 720 for a 30-day month).

         If for any particular month the amount to be offset exceeds the subject monthly payment of Fixed Annual Rent-Parking Facility, the amount that would otherwise be offset as set forth above shall be paid by Agency to Lessee within thirty (30) days after billing from Lessee to Agency therefor. For the purposes of substantiating the Maintenance Costs claimed by Lessee, Lessee shall make the reports and Agency shall have the audit rights set forth in Section 305 of this Lease.

         F. [SECTION 1606] USE.

         During the Agency's Hours of Operation, Agency shall use the Parking Facility to provide vehicular parking for the public, including, without limitation, the owners, operators, tenants, customers, employees, guests and invitees of area businesses and properties (collectively, "Agency's Permittees") provided Agency shall in no manner compete with or offer any parking to Lessee's tenants, or the employees, visitors or guests of any of Lessee's tenants.

         G. [SECTION 1607] PARKING RATES. POLICIES AND PROCEDURES.

         During the Agency's Hours of Operation, Agency shall have the right to set all parking rates and policies relating to parking charges (E.G., time charges, if any, and the cost and availability of validations, if any) for use of the Parking Facility by Agency's Permittees. Agency shall be entitled to keep as its sole property all of the parking revenues attributable to use of the Parking Facility by Agency's Permittees during the Agency's Hours of Operation. Agency shall use its best efforts to cause Agency's Permittees to follow all rules, regulations and procedures established by the Lessee or the Parking Operator, from time to time.

         H. [SECTION 1608] UTILITIES AND SERVICES.

         During the Agency's Hours of Operation, Lessee shall furnish to the Parking Facility reasonable quantities of gas, water, electricity, sewer and all other services and utilities as required for Agency's use. The cost and expense of said utilities and services shall be paid by Lessee and shall be included in the Maintenance Costs which Agency shall pay pursuant to Section 1605 above.

         I. [SECTION 1609] INDEMNIFICATION.

         Notwithstanding anything contained in this Lease to the contrary, Agency hereby indemnifies and holds Lessee, the Lender, and the officers, members, employees, agents and contractors of either Lessee or Lender harmless from and against all claims, costs, expenses, liabilities and demands for loss or damage, including without limitation any violation of law, property damage, personal injury, wrongful death, arising out of or in connection with the use or occupancy of the Parking Facility during the Agency's Hours of Operation, by Agency, Agency's Permittees or any other person or entity becoming a successor or assignee of Agency, other than for the negligent or wilful acts or omissions of Lessee or its officers or employee's.

         J. [SECTION 1610] OFFICE BUILDING COMPLIANCE.

         To the extent that Agency's use of the Parking Facility or reservation of rights hereunder results in the violation of any law, rule, regulation or ordinance pertaining to the requirement to maintain the specified number of parking spaces for the Office Building, it shall be a pre-condition to Agency's Use that any such violation shall be corrected by a variance, amendment or other appropriate governmental order and that Agency shall indemnify Lessee and hold Lessee and its members, officers and employees harmless from and against any and all claims, costs, expenses, liabilities and damages in connection therewith.

         K. [SECTION 1611] ASSIGNMENT.

         Agency shall have the right to assign all or any portion of its rights hereunder to use the Parking Facility during the Agency Times of Use provided that:

     (1) such assignee expressly assumes its prorata portion of the obligations hereunder and agrees to be bound by the terms hereof (2) Agency provides at least thirty (30) days prior written notice to Lessee; and (3) such assignment shall not release Agency from any obligations hereunder.

          Agency shall have the right to collaterally assign or encumber its rights hereunder subject to the condition that Agency provide at least thirty (30) days prior written notice to Lessee. Upon the written request of Agency, Lessee agrees to make modifications to this Lease for the benefit and protection of a secured lender similar to the lender protections set forth in Sections 901.3, 1415 and 1416 of this Lease.

          L. [SECTION 1612] SIGNS.

          Agency at its sole cost and expense shall have the right to place, post, construct and maintain in, on, or about the Parking Facility such signs as Agency reasonably requires to enjoy use, occupancy and possession of the Parking Facility during Agency's Hours of Operation. That notwithstanding, Agency shall conform all new signs to the design of the signage then existing in, on or about the Parking Facility.

          M. [SECTION 1613] DETERMINATION OF GROSS RECEIPTS.

          For purposes of determining the Fixed Annual Rent for Lease
      Years 19 through 23 under Section 303 of the Lease, the appraisal shall only consider the gross receipts per parking stall per year attributable to use by Lessee and the tenants, employees, visitor or guests of the Office Building. All other references in the Lease to Gross Receipts or Gross Revenues shall refer only to the revenues generated by Lessee's use of the Parking Facility.

          N. [SECTION 1614] SECURITY DEPOSIT.

          If, pursuant to Section 901 of this Lease, Agency holds a security deposit, and if Lessee is in Default under this Lease, Agency shall have the right to use the security deposit, or any portion of it, to cure the Default or to compensate Agency for all damage sustained by Agency resulting from Lessee's Default. Lessee shall immediately on demand pay to Agency a sum equal to the portion of the security deposit expended or applied by Agency as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Agency. If Lessee is not in Default at the expiration or termination of this Lease or upon an assignment in accordance with Section 901 of the Lease as amended hereby, Agency shall return the security deposit to Lessee. Agency's obligations with respect to the security deposit are those of a debtor and not a trustee.

          The security deposit may be in the form of cash or an irrevocable, standby, documentary letter of credit negotiable at sight in the Counties of Orange or Los Angeles, California. The letter of credit bank shall have assets of at least $500 million. Draws on the letter of credit shall require presentation by Agency to the bank of not more than: (a) the original letter of credit, (b) a sight draft signed by a person purporting to be the Executive director of Agency, and (c) a statement signed by a person purporting to be the Executive Director of Agency certifying that the Lessee under that certain Parcel "PA" Lease and Limited Option to Purchase by and between the Anaheim Redevelopment Agency and First Interstate Mortgage Company, as amended and assigned, is in Default and the Anaheim Redevelopment Agency is therefore entitled to the funds drawn.

         The letter of credit shall have an expiration date of not earlier than one (1) year from its date of issuance. Not later than thirty (30) days prior to the expiration date of the letter of credit (or thirty (30) days prior to the expiration date of any extension, renewal or replacement thereof), the Lessee shall deliver to Agency an extension, renewal or replacement of the letter of credit with an expiration date not earlier than one (1) year hence. Agency shall give Lessee at least three days prior notice of any draw on the Letter of Credit.

         If Lessee fails to deliver an extension, renewal or replacement of the letter of credit not later than twenty (20) days prior to any expiration date, the letter of credit shall give Agency the immediate right to draw down the full amount thereof and treat it as a cash security deposit until Lessee delivers such extension, renewal or replacement, if ever.

          O. [SECTION 1615] PRE-APPROVED USES OF RETAIL SPACE.

          This list of pre-approved uses of the Retail Space attached to this Lease Attachment No.4 is hereby amended by the addition thereto of the following:

           Fast Food Restaurant (w/o drive-in)
           Sit-down Restaurant (w/or w/o the sale of alcoholic beverages for onsite consumption only)
           Theatre Box Office (ticket sales and services)

          8. FULL FORCE AND EFFECT. Except as specifically provided in this First Amendment, all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date set forth above.

                                "Agency"

                                ANAHEIM REDEVELOPMENT AGENCY, a public
                                body, corporate and politic


                                By:
                                    -----------------------------------


                                Its:
                                     ----------------------------------

Approved as to form:
Law Offices of Lance E. Garber
Anaheim Redevelopment Agency Special Counsel


- ---------------------------------
Lance E. Garber

                                "Lessee"

                                FIRST INTERSTATE MORTGAGE COMPANY,
                                a California corporation


                                By:
                                    ------------------------------------


                                Its:
                                     -----------------------------------

RECORDING REQUESTED BY             )
AND WHEN RECORDED MAIL TO:         )
                                   )
Whitman Breed Abbott & Morgan      )
633 West Fifth Street, Suite 2100  )
Los Angeles, California 90071      )
Attn: Alisa J. Freundlich, Esq.    )

- -------------------------------------------------------------------------------

                          ASSIGNMENT OF LEASE

     This ASSIGNMENT OF LEASE ("Assignment") effective as of November 15, 1994, is made between First Interstate Mortgage Company, a California Corporation ("Assignor") and 222 Harbor Associates, LLC, a Nevada Limited Liability Company ("Assignee").

                              RECITALS

     A. Anaheim Redevelopment Agency, a public body, corporate and politic ("Lessor"), as lessor, and Assignor, as Lessee, executed that certain Parcel "PA" Lease and Limited Option to Purchase dated as of February 21, 1992 (as amended, the "Lease"), pursuant to which Lessor leased to Lessee and Lessee leased from Lessor certain real property, namely an airspace parcel consisting of a 679-space parking garage, retail and related improvements (the "Premises") more particularly described in EXHIBIT "A" attached hereto, which Premises are appurtenant to the office building located at 222 South Harbor Boulevard in the City of Anaheim, County of Orange, State of California, more particularly described in EXHIBIT "B" attached hereto and incorporated herein by reference, for a term commencing on July 1, 1991 and expiring on June 30, 2034 unless earlier terminated pursuant to the Lease. Assignor, as Lessee, and Lessor entered into a First Amendment to the Lease, effective as of November 15, 1994.

     B. In addition to the real property described in Exhibit A, Assignor has certain appurtenant rights pursuant to the Grant of Reciprocal Easements and Declaration of Conditions, Restrictions and Covenants Running With the Land For Parcel PA/PC/G Parking Garage recorded April 4, 1989, in the Official Records of Orange County, California as Instrument Number 89-173893 (the "REA"), including rights to the Common Area in common with Lessor and others.

     C. Assignor desires to assign the Lease and REA to Assignee, and Assignee desires to accept and assume the assignment of the Lease and REA from Assignor.

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE ACKNOWLEDGED, ASSIGNOR AND ASSIGNEE AGREE AS FOLLOWS:

     1. ASSIGNMENT. Assignor assigns and transfers to Assignee all right, title, and interest in the Lease and REA and Assignee accepts from Assignor all right, title, and interest in the Lease and REA, subject to the terms and conditions set forth in this Assignment.

     2. ASSUMPTION OF LEASE OBLIGATIONS. Assignee assumes and agrees to perform and fulfill all the terms, covenants, conditions, and obligations required to be performed and fulfilled by Lessee under the Lease and REA.

     3. ASSIGNOR'S COVENANTS. Assignor covenants that the Lease is unmodified, in full force and effect and no defaults exist under the Lease, nor any acts or events which, with the passage of time or the giving of notice or both, could become defaults.

     4. INDEMNIFICATION. Assignor indemnifies Assignee from and against any loss, cost, or expense, including attorney fees and court costs relating to the failure of Assignor to fulfill its obligations under the Lease, as occurring prior to this Assignment becoming effective. Assignee indemnifies Assignor from and against any loss, cost, or expense, including attorney fees and court costs relating to the failure of Assignee to fulfill its obligations under the Lease, accruing subsequent to the effective date of this Assignment.

     5. SUCCESSORS AND ASSIGNS. This Assignment and all agreements, terms, covenants and conditions herein shall be binding on and inure to the benefit of the parties to it, their heirs, executors, personal representatives, administrators, successors in interest, and assigns.

     6. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with California law.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR                                   ASSIGNEE

First Interstate Mortgage Company,     222 Harbor Associates, LLC,
A California Corporation               a Nevada Limited Liability Company


By:                                    By: Arden LAOP Two, LLC,
   --------------------------------    a Nevada limited liability company,
                                       Its Manager
Its:
    -------------------------------


                                       By:
                                           -------------------------------
                                             Richard S. Ziman,
                                             Managing Officer

                                       By:
                                          --------------------------------
                                             Victor J. Coleman,
                                             Executive Officer


Attachments:  Exhibit A - Legal Description
              Exhibit B - Legal Description

                               EXHIBIT "A"

     ALL PRESENT AND FUTURE ESTATE, RIGHT, TITLE AND INTEREST OF LESSEE TO THE REAL PROPERTY DESCRIBED BELOW AND ANY OTHER REAL PROPERTY DEMISED PURSUANT TO THAT CERTAIN GROUND LEASE DATED AS OF FEBRUARY 21, 1992 BY AND BETWEEN FIRST INTERSTATE MORTGAGE COMPANY, AS LESSEE, AND THE ANAHEIM REDEVELOPMENT AGENCY, AS LESSOR, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT DATED NOVEMBER 15, 1994, AND ALL PRESENT AND FUTURE AMENDMENTS, EXTENSIONS, RENEWALS AND MODIFICATIONS THEREOF AND SUPPLEMENTS THERETO (COLLECTIVELY, THE "GROUND LEASE"), ALL PRESENT AND FUTURE OPTIONS OF ANY KIND (INCLUDING WITHOUT LIMITATION OPTIONS TO ACQUIRE FEE TITLE TO ANY PART OF THE REAL PROPERTY DEMISED THEREBY), RIGHTS OF FIRST REFUSAL, PRIVILEGES AND OTHER BENEFITS OF THE LESSEE UNDER THE GROUND LEASE, TOGETHER WITH ANY GREATER ESTATE IN THE REAL PROPERTY DEMISED THEREBY (AS HEREINAFTER DEFINED) NOW OWNED OR HEREAFTER ACQUIRED BY TRUSTOR, AND ALL PRESENT AND FUTURE ESTATE, RIGHT, TITLE AND INTEREST OF THE LESSEE UNDER THE GROUND LEASE IN AND TO ALL BUILDINGS, STRUCTURES OR IMPROVEMENTS OF ANY KIND WHATSOEVER NOW OR IN THE FUTURE LOCATED ON THE REAL PROPERTY DEMISED THEREBY:

     PARCEL 1 ON PARCEL MAP NO. 86-142 (THE "PARCEL MAP") IN THE CITY OF ANAHEIM, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 232, PAGES 15 THROUGH 19 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

     EXCEPTING AND RESERVING TO THE OWNERS THEREOF ALL OIL, GAS AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CITY OF ANAHEIM REDEVELOPMENT PROJECT ALPHA AS RECORDED IN BOOK 10812, PAGE 27, OF ORANGE COUNTY RECORDS, STATE OF CALIFORNIA AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF.

                               EXHIBIT "B"

     PARCEL 1 OF PARCEL MAP. NO. 84-229, IN THE CITY OF ANAHEIM, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 194, PAGES 22 AND 23 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

     EXCEPT ALL OIL, GAS AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF EXPLORING FOR, REACHING, OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CITY OF ANAHEIM REDEVELOPMENT PROJECT ALPHA, AS RECORDED IN BOOK 10812, PAGE 27 OF ORANGE COUNTY RECORDS, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, BY INSTRUMENT NO. 86-530706, OFFICIAL RECORDS.

STATE OF CALIFORNIA              )
                                 )ss.
COUNTY OF ___________________    )

     On _________, before me, ________, personally appeared _______________
__________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person(s) or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


Signature
          -----------------------------

                (This area for official notarial seal)

STATE OF CALIFORNIA              )
                                 )ss.
COUNTY OF ____________________   )

On _________, before me, ________, personally appeared _____________________
______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person(s) or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

Signature
          -----------------------------

                (This area for official notarial seal)

STATE OF CALIFORNIA              )
                                 )ss.
COUNTY OF ____________________   )

On _________, before me, ________, personally appeared ______________________
_______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person(s) or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


Signature
          -----------------------------

                (This area for official notarial seal)